UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

THESTREET.COM, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 14, 2011

Dear Stockholder:

I am pleased to invite you to attend TheStreet.com, Inc.’s Annual Meeting of Stockholders, which will be held on Thursday, May 26, 2011, at 10:00 a.m., at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004.  All stockholders of record as of the close of business on March 31, 2011 are entitled to vote at the Annual Meeting.  I urge you to be present in person or represented by proxy at the Annual Meeting.

This year, we are using the “Notice and Access” method of providing proxy materials via the Internet.  We believe that this process will allow us to conserve natural resources and reduce the costs of printing and distributing the proxy materials.  On or about April 14, 2011, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2011 Proxy Statement and 2010 Annual Report on Form 10-K and vote electronically via the Internet.  The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper or e-mail copy of the proxy materials.  Stockholders who previously elected to receive a paper or e-mail copy of the proxy materials will not receive a Notice of Internet Availability of Proxy Materials and instead will receive the proxy materials in the form previously elected.

The enclosed Notice of Annual Meeting and Proxy Statement fully describe the business to be transacted at the Annual Meeting, which includes:  (i) the election of two Class III directors of the Company, (ii) a proposal to amend the Company’s Restated Certificate of Incorporation in order to change the Company’s name to “TheStreet, Inc.”; (iii) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; (iv) an advisory vote on executive compensation; and (v) an advisory vote on the frequency of future advisory votes on executive compensation.

The Company’s Board of Directors believes that a favorable vote on each of the matters to be considered at the Annual Meeting (other than the advisory vote on the frequency of future advisory votes on executive compensation) is in the best interests of the Company and its stockholders and unanimously recommends a vote “FOR” each such matter.  The Company’s Board of Directors  also unanimously recommends an advisory vote for a 1-year frequency of future advisory votes on executive compensation.  Accordingly, I urge you to review the accompanying material carefully and to vote as soon as possible.  You may vote by marking, signing, dating and returning the enclosed proxy card. Alternatively, you may vote over the Internet or by telephone.

Representatives of the Company and the Board of Directors will be present to help host the Annual Meeting and to respond to any questions that you may have.  Your vote is important.  Whether or not you plan to attend the Annual Meeting, please vote as soon as possible.  You may vote on the Internet, by telephone, or by completing and mailing a traditional proxy card.  Please review the instructions on the proxy card regarding each of these voting options.

Thank you for your ongoing support of TheStreet.

Sincerely,

Daryl R. Otte
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 26, 2011

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TheStreet.com, Inc. (the “Company”) will be held on Thursday, May 26, 2011, at 10:00 a.m., at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004.  A proxy card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon:

(1)	The election of two Class III Directors for three-year terms expiring at the Company’s Annual Meeting of Stockholders in 2014;
(2)	A proposal to amend the Company’s Restated Certificate of Incorporation in order to change the Company’s name to “TheStreet, Inc.”;
(3)	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;
(4)	An advisory vote on executive compensation;
(5)	An advisory vote on the frequency of future advisory votes on executive compensation; and
(6)	Such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The close of business on March 31, 2011 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO VOTE.  YOU MAY VOTE ON THE INTERNET, BY TELEPHONE, OR BY COMPLETING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

Gregory E. Barton
Secretary of the Corporation
New York, New York
April 14, 2011

THESTREET.COM, INC.
14 Wall Street, New York, New York 10005
(212) 321-5000

ii

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 26, 2011

This Proxy Statement, or Notice of Internet Availability of Proxy Materials, is being first mailed on or about April 14, 2011 to stockholders of TheStreet.com, Inc. (the “Company”) at the direction of the Board of Directors of the Company (the “Board”) to solicit proxies in connection with the Annual Meeting of Stockholders (the “Annual Meeting”).  The Annual Meeting will be held on Thursday, May 26, 2011, commencing at 10:00 a.m., at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004, or at such other time and place to which the Annual Meeting may be adjourned or postponed.  This Proxy Statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision.

Purpose of the Annual Meeting

The purpose of the Annual Meeting is to elect directors and to conduct the business described in the Notice of Annual Meeting.

Annual Meeting Admission

Only stockholders are invited to attend the Annual Meeting.  Proof of ownership of the Company’s stock, along with personal identification, must be presented in order to be admitted to the Annual Meeting.  If you are a stockholder of record, please bring personal identification (including photo identification) with you so we can check your name against our list of record holders.  If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the Annual Meeting.  If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

No cameras (including cell phone cameras), recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

Stockholders Entitled to Vote

The close of business on March 31, 2011 is the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting.  As of the Record Date, the Company had issued and outstanding 31,915,555 shares of common stock and 5,500 shares of Series B Preferred Stock.  The common stock and the Company’s Series B Preferred Stock constitute the only outstanding classes of voting securities of the Company.  The Series B Preferred Stock votes together as a single class with the common stock, having a number of votes equal to the number of votes that the holder of the Series B Preferred Stock would be entitled to cast had such holder converted its Series B Preferred Stock into common stock on the record date for determining the stockholders of the Company eligible to vote.  The holders of the Series B Preferred Stock will be entitled to vote at the Annual Meeting the equivalent of 3,856,942 shares of common stock (representing the aggregate Series B Preferred Stock liquidation preference of $55 million, divided by a conversion price per share of common stock of $14.26).

Most stockholders of the Company hold their shares through a stockbroker, bank, trustee or other nominee rather than directly in their own name.  As summarized below, there are some distinctions between shares held of record and those owned beneficially:

•
Stockholder of Record — If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Co., you are considered the stockholder of record of those shares and these proxy materials are being sent directly to you by the Company.  As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

•
Beneficial Owner — If your shares are held in a stock brokerage account, by a bank, brokerage firm, trustee or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your bank, brokerage firm, trustee or other nominee, which is considered the stockholder of record of those shares.  As the beneficial owner, you have the right to direct your bank, brokerage firm, trustee or other nominee on how to vote and are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting.  Your bank, brokerage firm, trustee or other nominee is obligated to provide you with a voting instruction form for you to use.  A large number of banks and brokerage firms are participating in online programs that allow eligible stockholders to vote over the Internet or by telephone.  If your bank or brokerage firm is participating in such a program, your voting form will provide instructions.  If your voting form does not contain Internet or telephone voting information, please complete and return the paper form in the self-addressed, postage paid envelope provided by your bank, brokerage firm trustee or other nominee.

Proposals You Are Asked to Vote On and the Board’s Voting Recommendations

Proposals:		Board’s Voting Recommendation:
1.	Election of directors.	“FOR” each nominee to the Board

2.	Approval of the Amendment of the Company’s Restated Certificate of Incorporation to Change the Company’s Name to “TheStreet, Inc.”	“FOR”

3.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.	“FOR”

4.	Advisory vote on executive compensation.	“FOR”

5.	Advisory vote on frequency of future advisory votes on executive compensation.	“1 YR”

The Board is not aware of any matters, other than the proposals described in this Proxy Statement, to be presented for a vote at the Annual Meeting.  In the election of directors, you may vote “FOR” all of the nominees or you may “WITHHOLD” your vote from one or more of the nominees.  For proposals 2, 3 and 4, you may vote “FOR,” “AGAINST,” or “ABSTAIN.”  If you “ABSTAIN” with respect to any of proposals 2, 3 and 4, it has the same effect as a vote “AGAINST” such proposal.  For proposal 5, you may vote “1 YR,” “2 YRS,” “3 YRS” or “ABSTAIN.”  Where you have appropriately specified how a proxy is to be voted, it will be voted accordingly.  If you sign a proxy card or voting instruction form with no further instructions, the shares will be voted in accordance with the Board’s voting recommendations as specified above.  Additionally, if you are a stockholder of record and you grant a proxy, any of the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting in accordance with Delaware law and our By-laws.

Quorum and Voting Requirements to Elect Directors and Approve Each of the Proposals

Quorum

The presence (in person or by proxy) of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.  Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.  A “broker non-vote” occurs when a bank, brokerage firm, trustee or other nominee that is considered the stockholder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received specific voting instructions for that proposal from the beneficial owner.

Voting Requirements

Under current rules of the New York Stock Exchange to which its members are subject, certain proposals are considered “discretionary” items upon which brokerage firms holding shares of common stock in street name may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions.  Discretionary items include the approval of the amendment of the Company’s Restated Certificate of Incorporation and the ratification of KPMG LLP as our independent registered public accounting firm.  On these matters, your bank, brokerage firm, trustee or other nominee that is considered the stockholder of record may vote your shares held in street name even if you have not given them specific voting instructions.  With respect to the election of directors and proposals 4 and 5, a broker does not have discretionary authority to vote in the absence of instructions from the beneficial owner.  If you do not provide specific voting instructions for such proposals, a broker non-vote will occur.  Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

Vote Required

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Election of Directors — The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes cast at the meeting.  This means that the director nominee with the most votes for a particular slot is elected for that slot.  Votes withheld from one or more director nominees will have no effect on the election of any director from whom votes are withheld.

•
Approval of the Amendment of Restated Certificate of Incorporation — The affirmative “FOR” vote of a majority of the shares entitled to vote (not simply the shares actually voted) is required to approve this proposal.  An abstention or a broker non-vote will have the same effect as a vote against this proposal.

•
Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm — The affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve this proposal.  An abstention will have the same effect as a vote against this proposal.

•
Advisory Vote on Executive Compensation — The affirmative “FOR” vote of a majority of the shares voted on the proposal (in person or by proxy) by persons entitled to vote is required to approve this advisory proposal.  An abstention will have the same effect as a vote against this advisory proposal.

•
Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation — Stockholders may elect to vote for a 1-year, 2-year or 3-year frequency on future advisory votes on executive compensation.

 Stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Company’s By-laws or otherwise.  However, the Audit Committee of the Board (the “Audit Committee”) is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Access to Proxy Materials

For this Annual Meeting, we are using the “notice and access” process permitted by the Securities and Exchange Commission (the “SEC”) to distribute proxy materials to stockholders.  This process allows us to post proxy materials on a designated web site and notify stockholders of the availability of such proxy materials on that web site.  Thus, for most stockholders, we are furnishing proxy materials, including this Proxy Statement and our 2010 Annual Report on Form 10-K, by providing access to such documents on the Internet instead of mailing paper copies.

The Notice of Internet Availability of Proxy Materials (the “Notice”), which is being mailed to most of our stockholders, describes how to access and review all of the proxy materials on the Internet.  The Notice also describes how to vote electronically via the Internet.  If you would like to receive a paper copy of our proxy materials or receive only e-mail notice of the availability of proxy materials, you should follow the instructions for requesting such materials in the Notice.  Your request to receive proxy materials in paper form by mail or electronically by e-mail will remain in effect until you revoke it.  Choosing to receive your future notices of proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meeting on the environment.  If you choose to receive future notices by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting web site.

This 2011 Proxy Statement and our 2010 Annual Report on Form 10-K are available in digital form for download or review in the Investor Relations section of our web site at http://www.thestreet.com/investor-relations/index.html, under “SEC Filings.”

Voting Methods

If you hold shares directly as the stockholder of record, you may vote by granting a proxy or, if you wish to vote at the meeting, by bringing the enclosed proxy card or using the ballot provided at the meeting.  If you are the beneficial owner of shares held in street name, you must submit voting instructions to your bank, brokerage firm, trustee or other nominee.  In most instances, you will be able to do this over the Internet, by telephone, or by mail.  Please refer to the instructions included on your proxy card or, for shares held in street name, the voting instruction form included by your bank, brokerage firm, trustee or other nominee.  If your shares are held in street name and you wish to vote at the meeting, you will need to contact the bank, brokerage firm, trustee or other nominee that holds your shares to obtain a “legal proxy” to bring to the meeting.

The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded.  If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction form.  Telephone and Internet voting for both stockholders of record and beneficial owners will be available 24 hours a day, and will close at 11:59 p.m. (Eastern Time) on May 25, 2011, the day before the Annual Meeting.

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Vote by Internet — If you have Internet access, you may vote from any location in the world 24 hours a day, 7 days a week, at the web site that appears on your proxy card or voting instruction form.  Have your proxy card or voting instruction form in hand when you access the web site and follow the instructions.

•
Vote by Telephone — If you live in the United States, you may use any touch-tone telephone to vote toll-free 24 hours a day, 7 days a week.  Have your proxy card or voting instruction form in hand when you call.

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Vote by Mail — You may vote by mail by signing and mailing your proxy card or, for shares held in street name, the voting instruction form included by your bank, brokerage firm, trustee or other nominee.  If you provide specific voting instructions, your shares will be voted as you instruct.  If you sign, but do not provide instructions, your shares will be voted as the Board recommends.  Please return your proxy card or voting instruction form in the postage-paid envelope provided so that it is received by May 24, 2011.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.  A representative of American Stock Transfer & Trust Co., our transfer agent, will tabulate the votes and act as the inspector of election.

Changing Your Vote

You may change your proxy instructions at any time prior to the vote at the Annual Meeting.  For shares held directly in your name, you may accomplish this by granting a new proxy (or revoking your proxy) or by voting in person at the Annual Meeting.  For shares held in street name, you may change your vote by submitting new voting instructions to your broker or nominee.  Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Householding

SEC rules allow the Company to deliver a single copy of our Notice of Internet Availability of Proxy Materials (or, if applicable, our Proxy Statement and Annual Report on Form 10-K) to two or more registered stockholders residing at the same address if we believe the stockholders are members of the same family.  This practice, known as “householding,” is designed to eliminate your receipt of duplicate mailings and to reduce our printing and postage costs.  Accordingly, your household may have received a single set of proxy materials this year.  If you prefer to receive your own copy now or in future years, please request a duplicate set by contacting us at the following address: TheStreet.com, Inc., 14 Wall Street, 15th Floor, New York, NY 10005, Attention: Investor Relations, or by telephone at (212) 321-5000.

If your shares are held in street name, you may have received a householding notice from your bank, brokerage firm, trustee or other nominee.  Stockholders who did not respond that they do not want to participate in householding are deemed to have consented to it, and only one copy of the proxy materials is being sent to them.  Each stockholder will continue to receive a separate voting instruction form.  Stockholders wishing to change this election with their bank, brokerage firm, trustee or other nominee may contact their bank, brokerage firm, trustee or other nominee directly, or contact Householding Elections by calling 1-800-542-1061, and be prepared to provide their name, the name of the banks, brokerage firms, trustees or other nominees where their shares are held, and their account numbers.  The revocation of a consent to householding will be effective thirty days following its receipt.

Lists of Stockholders

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:30 a.m. and 4:30 p.m. (Eastern Time) at our principal executive offices at 14 Wall Street, 15th Floor, New York, NY 10005, by contacting the Secretary of the Company at least 24 hours in advance.

Costs of Proxy Solicitation

All costs incurred in the solicitation of proxies by the Company will be borne by the Company.  In addition to the solicitation by mail, officers and employees of the Company may solicit proxies by mail, facsimile, email, telephone, in person or by other means, without additional compensation.  The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with forwarding proxy solicitation materials to the beneficial owners of common stock.

PROPOSAL 1

ELECTION OF DIRECTORS

In accordance with our Certificate of Incorporation, our Board has been divided into three classes, denominated Class I, Class II and Class III, which are as equal in number as practicable.  Members of each class hold office for staggered three-year terms. In addition, one director may be elected by the holders of Series B Preferred Stock on an annual basis, at their discretion, pursuant to the Certificate of Designation for the Series B Preferred Stock and the agreements related to the investment by funds affiliated with Technology Crossover Ventures (“TCV”) in the Company.  However, such board member is not a member of a class of directors.  At each annual meeting of our stockholders, the successors to the directors whose terms expire are elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election or until a successor has been duly elected and qualified.

The names of the nominees and current directors, their ages as of the date of the Annual Meeting, and certain other information about them are set forth below.

Nominees for Director

Ronni Ballowe and Vivek Shah each have been nominated for election at the Annual Meeting as Class III directors to serve as a director for a three-year term expiring at our Annual Meeting of Stockholders in 2014, or until their respective successors have been duly elected and qualified.  Each of these nominees has consented to being named in this Proxy Statement as a nominee of the Board and to serve if elected.  It is intended that the persons named in the proxy will vote for the election of each of these nominees.  In case any of these nominees should become unavailable for election to the Board prior to the Annual Meeting for any reason not presently known or contemplated, the proxy holders will have discretionary authority in that instance to vote for a substitute nominee.

Ronni Ballowe, age 54.  Ms. Ballowe has served as a director of the Company since August 2009.  Ms. Ballowe spent nineteen years at Ziff-Davis Inc., a leading media company, serving in several senior executive positions, including Publisher of the flagship PC Magazine, Publisher of Computer Shopper and President of Ziff-Davis.  After leaving Ziff-Davis in 1998, Ms. Ballowe turned her attention to helping non-profit organizations in strategic planning, marketing, fund-raising and organizational dynamics.  More recently, Ms. Ballowe has been consulting to media and other companies in a variety of roles, including providing strategic advice to digital media companies.  The Company believes that Ms. Ballowe’s extensive experience as a senior executive and consultant to a variety of media companies, as well as her time of service on our Board, make her a suitable member of the Board, able to provide valuable insight and advice.

Vivek Shah, age 37.  Mr. Shah has served as a director since May 2010.  Mr. Shah has served as Chief Executive Officer of Ziff Davis, Inc., a leading digital media company, since June 2010.  Prior to joining Ziff Davis, Mr. Shah held a series of posts of increasing responsibility during a career of more than fourteen years at Time Inc., most recently serving as Group President, Digital for Time Inc.’s news, business and sports properties from 2008-2009.  His prior roles at Time Inc. included President, Fortune/Money Group (2007-2008), President, Digital Publishing, Fortune/Money Group (2005-2007) and General Manager, Fortune/Money Group (2001-2005).  The Company believes that Mr. Shah’s extensive experience as a senior media industry executive, with particular knowledge of the digital media and financial media industries, as well as his time of service on our Board, make him a suitable member of the Board, able to provide valuable insight and advice.

The Board of Directors recommends that stockholders vote FOR each named nominee.

 Current Directors

The current Class I directors of the Company, who are not standing for re-election at the Annual Meeting and whose terms will expire at our Annual Meeting of Stockholders in 2012, are as follows:

James J. Cramer, age 56.  Mr. Cramer is a co-founder of the Company and has served as a director since May 1998.  Mr. Cramer currently hosts the “Mad Money” program and appears frequently on CNBC business news programs.  Mr. Cramer served as co-host of the “Kudlow & Cramer” program on the CNBC television network from 2003 through December 2004.  From June 1996 to December 1998, he served as co-Chairman of the Company and from October 2008 to January 2011, served as Chairman.  He has been a columnist and contributor to the Company’s publications since its formation in 1996 and has been an employee of the Company since 2001, after retiring from Cramer, Berkowitz & Co., a hedge fund, at the end of 2000.  The Company believes that Mr. Cramer’s extensive knowledge of financial markets and investing, the Company’s core editorial focus, extensive experience in financial media and journalism, as well as his years of service on our Board, make him a suitable member of the Board, able to provide valuable insight and advice.

Martin Peretz, age 71.  Dr. Peretz is a co-founder of the Company and has served as a director since May 1998.  He served as co-chairman of the Company from June 1996 to December 1998.  Dr. Peretz is editor-in-chief emeritus of The New Republic magazine, was its editor-in-chief from 1974 to January 2011 and was its chairman from 1974 through 2001.  He was a member of the faculty of Harvard University from 1966 through 2002.  Dr. Peretz also serves as a director of 11 mutual funds managed by the Dreyfus-Mellon Bank Group.  The Company believes that Dr. Peretz’s extensive experience as a senior media industry executive, as well as his years of service on our Board and on the boards of a variety of other companies, including media and financial services companies, make him a suitable member of the Board, able to provide valuable insight and advice.

Derek Irwin, age 46.  Mr. Irwin has served as a director of the Company since November 2007 and is the Executive Vice President and Chief Financial Officer of HiT Entertainment, an entertainment company, a position he assumed in November 2010.  Prior to joining HiT in 2010, Mr. Irwin spent five years with The Nielsen Company, a leading marketing and media information company, serving as Senior Vice President of Finance for the Global Media Client Services division (2009-2010), Senior Vice President of Finance for the Business Media division (2005-2006 and 2007-2008) and Vice President of Transformation (2006-2007).  Prior to joining Nielsen, he served in senior level financial positions at Ziff Davis Holdings, online job site Monster Worldwide Inc., and Major League Baseball.  Mr. Irwin started his career at Ernst & Young LLP.  The Company believes that Mr. Irwin’s extensive experience as a senior finance executive at a variety of leading companies, including media companies, as well as his years of service on our Board, make him a suitable member of the Board, able to provide valuable insight and advice.

The current Class II directors of the Company, who are not standing for re-election at the Annual Meeting and whose terms will expire at our Annual Meeting of Stockholders in 2013, are as follows:

Daryl Otte, age 49.  Mr. Otte has served as a director of the Company since June 2001.  Mr. Otte has served as the Company’s Chief Executive Officer since March 2009, serving as Interim Chief Executive Officer from March 2009 to May 2009 and on a permanent basis thereafter.  Mr. Otte is a founding partner of Montefiore Partners, a venture capital investment fund management firm.  Prior to founding Montefiore Partners in 2000, Mr. Otte was senior vice president and member of the executive committee of Ziff-Davis, Inc., a leading media company.  During his service at Ziff-Davis from 1995 through 2000, Mr. Otte initiated and managed acquisition and development projects and venture investments, including some of the early commercialization efforts of the Internet.  The Company believes that Mr. Otte’s extensive experience as a senior media industry executive, as well as his years of service on our Board and on the boards of a variety of other companies, including digital media companies, make him a suitable member of the Board, able to provide valuable insight and advice.

William R. Gruver, age 66.  Mr. Gruver has served as a director of the Company since October 2003 and previously spent twenty years at Goldman, Sachs & Co., where he was a general partner and served as Chief Administrative Officer of the equities division until his retirement from the firm in 1992.  Still active in finance and business, he sits on the board of several private companies and charities, works as an international strategic consultant for financial firms in the U.S., the U.K. and Switzerland, and is also a national arbitrator of the Financial Industry Regulatory Authority (“FINRA”).  Mr. Gruver currently serves as the Howard I. Scott Clinical Professor of Global Commerce, Strategy and Leadership at Bucknell University.  The Company believes that Mr. Gruver’s extensive experience as a senior financial services executive, as well as his years of service on our Board and on the boards of a variety of other companies, make him a suitable member of the Board, able to provide valuable insight and advice.

Designee of the Series B Preferred Stockholders

One of our directors is elected by the holders of our Series B Preferred Stock, being TCV, on an annual basis, at their discretion, pursuant to the agreements related to their investment in the Company.  In August 2009, TCV elected Christopher Marshall to serve as the director designee of our Series B Preferred Stockholders.

Christopher Marshall, age 42.  Mr. Marshall has served as a director of the Company since August 2009 and was appointed Chairman in January 2011.  Mr. Marshall currently serves as a General Partner at Technology Crossover Ventures ("TCV"), a leading private equity and venture capital firm with $7.7 billion under management focused on information technology companies.  Prior to joining TCV in 2008, Mr. Marshall spent twelve years at Trident Capital, a leading venture capital and private equity firm focused on the software, business services and Internet markets.  Earlier in his career, Mr. Marshall worked for Banque Paribas and the Chase Manhattan Bank.  Mr. Marshall also serves on the board of XATA Corporation.  While Mr. Marshall was elected by TCV pursuant to its contractual rights, the Company believes that Mr. Marshall’s extensive experience as an investor in media and technology companies, particularly those with subscription businesses, as well as his years of service on the boards of a variety of companies, including digital media companies, make him a suitable member of the Board, able to provide valuable insight and advice.

Executive Officers

The following sets forth certain information regarding executive officers of the Company, including their ages as of the date of the Annual Meeting.  Information pertaining to Mr. Otte, who is both a director and Chief Executive Officer of the Company, may be found in the section above entitled “Current Directors.”

Gregory E. Barton, age 49, Executive Vice President of Business and Legal Affairs, General Counsel and Secretary.  Mr. Barton joined the Company in June 2009, bringing more than thirteen years of experience as general counsel of SEC-reporting media and technology companies, as well as experience managing various business and finance operations.  From 2007 to 2008, Mr. Barton served as General Counsel at Martha Stewart Living Omnimedia, Inc., a media and merchandising company.  From 2002 to 2007, Mr. Barton served at Ziff Davis Media Inc., an integrated media company, holding the positions of Executive Vice President, Licensing and Legal Affairs, General Counsel and Secretary (2004 to 2007) and Executive Vice President, General Counsel and Secretary (2002 to 2004).  In March 2008, Ziff Davis filed for reorganization under chapter 11 of the U.S. Bankruptcy Code and its plan of reorganization was confirmed effective July 2008.  Prior to joining Ziff Davis Media Inc., Mr. Barton held a variety of positions at Index Development Partners, Inc. (formerly known as Individual Investor Group, Inc.), a financial media company, from 1998 to 2002, including President (2001 to 2002), Chief Financial Officer (2000 to 2002) and Executive Vice President of Business and Legal Affairs, General Counsel and Secretary (1998 to 2002).  From 1995 to 1998, Mr. Barton served at Alliance Semiconductor Corporation, as Vice President of Corporate and Legal Affairs (1996 to 1998) and General Counsel (1995 to 1998).  Mr. Barton began his legal career at Gibson, Dunn & Crutcher.

Thomas Etergino, age 44, Executive Vice President, Chief Financial Officer.  Mr. Etergino joined the Company in September 2010, with more than seven years of experience serving as chief financial officer at media and technology companies, as well as operating experience at a digital subscription business.  Prior to joining the Company, Mr. Etergino served as Chief Financial Officer (2006-2010) and as Chief Operating Officer (2008-2010) of eMusic.com, a digital subscription business.  Prior to eMusic.com, Mr. Etergino served as Chief Financial Officer and Vice President of Administration of AtriCure, Inc., a medical devices company, from 2005-2006 and from 2003-2005, Mr. Etergino served as Senior Vice President and Chief Financial Officer of LSSi Corp., a data services provider.  Previously, Mr. Etergino served as Vice President, Finance of the TechSolutions division of DoubleClick Inc., an internet advertising technology company, from 2002-2003 and served as Corporate Vice President, Chief Accounting Officer and Treasurer of DoubleClick from 1998-2001.  Mr. Etergino began his career at the accounting firm Coopers & Lybrand, where he worked between 1988-1996, following which he served as Corporate Finance Manager at Time Warner Inc., a media company.  Mr. Etergino is a certified public accountant.

Richard Broitman, age 58, Chief Accounting Officer.  Mr. Broitman has served as our Chief Accounting Officer since June 2009.  Mr. Broitman joined the Company as Controller in July 2000, was appointed Vice President of Finance in October 2007 and was named Acting Chief Accounting Officer in May 2009.  Before joining the Company, Mr. Broitman was Controller of Individual Investor Group, Inc., was Director of International Royalties for Bertelsmann Music Group and worked in an audit capacity for both Deloitte Touche Tohmatsu (formerly Touche Ross & Co.) and CBS Corporation.

There are no family relationships between any director or executive officer of the Company.

CORPORATE GOVERNANCE AND RELATED MATTERS

General

The following discussion summarizes corporate governance matters relating to the Company, including director independence, Board and Committee structure, function and composition, and other governance charters, policies and procedures.  For information on the Company’s corporate governance, including the text of the Company’s Restated Certificate of Incorporation and By-laws, the charters approved by the Board for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, and the Company’s Code of Business Conduct and Ethics, please visit the Investor Relations section of the Company’s web site at http://www.thestreet.com/investor-relations/index.html, under “Corporate Governance.”

Independence of Directors

The Board has determined that six of its eight members are independent under the independence standards of listing requirements of The Nasdaq Stock Market, Inc. (“Nasdaq”).  Under these standards, a director is not independent if he has certain specified relationships with the Company or any other relationship which in the opinion of the Board would interfere with his exercise of independent judgment as a director.  The independent directors are:  Ms. Ballowe, Mr. Gruver, Mr. Irwin, Mr. Marshall, Dr. Peretz and Mr. Shah.

Board of Directors and Committees

The Board is responsible for directing and overseeing the business and affairs of the Company.  The Board represents the Company’s stockholders and its primary purpose is to build long-term stockholder value.  The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters that in accordance with good corporate governance require Board approval.  It also holds special meetings and acts by unanimous written consent when an important matter requires Board action between scheduled meetings.

The Board met five times during fiscal 2010.  During fiscal 2010, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he or she was a director or member of the applicable committee.

The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities.  The functions of those committees, their current members and the number of meetings held during fiscal 2010 are described below.

Audit Committee.  The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company including ensuring the integrity of the Company’s financial statements.  The Audit Committee oversees the Company’s internal accounting and financial reporting procedures and reviews the qualifications, independence and performance of the Company’s independent registered public accounting firm.  The Audit Committee has sole authority to appoint and replace the Company’s independent registered public accounting firm, to approve their fees and to evaluate their performance.  The Company’s Chief Executive Officer does not attend Audit Committee meetings unless requested by the Committee.  The Audit Committee currently consists of Mr. Irwin, who serves as its chairman, Ms. Ballowe and Mr. Gruver.  All of the current members of the Audit Committee satisfy Nasdaq and SEC independence requirements, as well as Nasdaq rules for financial literacy.  In addition, the Board has determined that Mr. Irwin, the Chairman of the Audit Committee, is an “audit committee financial expert” as defined under SEC rules.  The Audit Committee met fifteen times during fiscal 2010.  The Audit Committee operates under a written charter adopted by the Board available on the Company’s web site at http://www.thestreet.com/investor-relations/index.html under “Corporate Governance.”

Compensation Committee.  The Compensation Committee makes the final determinations concerning the base salary and incentive compensation of the Company’s Chief Executive Officer and certain senior level or other key employees compensated by the Company, as well as awards granted to all employees, consultants and other individuals under the Company’s incentive compensation plans.  The Compensation Committee currently consists of Mr. Gruver, who serves as its chairman, Mr. Marshall and Mr. Shah.  All of the current members of the Compensation Committee are independent under Nasdaq corporate governance listing standards.  The Compensation Committee met eleven times during fiscal 2010.  The Compensation Committee operates under a written charter adopted by the Board available on the Company’s web site at http://www.thestreet.com/investor-relations/index.html, under “Corporate Governance.”

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee (i) identifies and evaluates potential director candidates, (ii) recommends candidates for appointment or election to the Board, and (iii) advises the Board on matters of corporate governance.  The Nominating and Corporate Governance Committee currently consists of Ms. Ballowe, who serves as its chairwoman, Mr. Irwin and Mr. Shah.  All of the current members of the Nominating and Corporate Governance Committee are independent under Nasdaq corporate governance listing standards.  The Nominating and Corporate Governance Committee met three times during fiscal 2010.  The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board available on the Company’s web site at http://www.thestreet.com/investor-relations/index.html, under “Corporate Governance.”

Board of Directors Leadership Structure and Risk Management Oversight

The Board does not have a policy on whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee.  The Board believes that it should be free to make a choice from time to time in any manner that it believes to be in the best interests of the Company and its stockholders.  Currently, we separate the roles of Chairman and Chief Executive Officer, with Mr. Marshall serving as Chairman and Mr. Otte serving as Chief Executive Officer.  We believe that at the present time the separation of roles, which enhances the Board’s ability to oversee the performance of the Chief Executive Officer, is appropriate, as it may strengthen investor confidence in our Company and the integrity of the Board.

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks.  The Board regularly reviews information regarding the Company’s industry, operations, balance sheet and technology considerations, among other things, as well as the risks associated with each.  The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements.  The Audit Committee oversees management of financial risks.  The Nominating and Governance Committee (as well as the Audit Committee in the context of related party transactions) manages risks associated with the independence of the members of the Board and potential conflicts of interest.  While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Director Nominations

The Nominating and Corporate Governance Committee will consider candidates for director who are recommended by its members, by other Board members, by stockholders and by management.  From time to time, the Nominating and Corporate Governance Committee may also engage third party search firms to assist it in identifying director candidates.

In evaluating director candidates for purposes of recommending nominees to the Board, the Nominating and Corporate Governance Committee will consider (among other factors the Nominating and Corporate Governance Committee may deem relevant) the candidate’s: (i) personal and professional ethics and integrity; (ii) business and professional experience in fields relevant to the Company’s business (including whether that experience complements the expertise and experience of the other directors); (iii) commitment to representing the interests of all stockholders of the Company; (iv) ability to devote sufficient time to Board activities; and (v) status under applicable independence requirements.

To have a candidate considered by the Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:  (i) name, address and biography of the candidate; (ii) statement from the candidate indicating his or her willingness to serve if elected; (iii) statement from the recommending stockholder indicating the particular skills or expertise the candidate would bring to the Board; (iv) name, address and phone number of the stockholder submitting the recommendation; (v) number of shares of the Company’s stock owned by the stockholder submitting the recommendation and the length of time such shares have been held; (vi) description of all relationships or arrangements between the stockholder and the proposed candidate; and (vii) any additional information that would be required under applicable SEC rules to be included in the Company’s proxy statement in the event the proposed candidate were to be nominated as a director.

Such submissions should be sent to the Company’s Nominating and Corporate Governance Committee, c/o the Secretary, at the Company’s principal executive offices.  In order for a candidate to be considered for any annual meeting of stockholders, the submission must be received no later than the December 1st preceding such annual meeting.

The Nominating and Corporate Governance Committee will evaluate each potential candidate using publicly available information, biographical and other information obtained from the candidate (or the submitting stockholder), and may seek additional information from the potential candidate, the submitting stockholder, and/or other sources.  The Nominating and Corporate Governance Committee and other members of the Board may hold interviews with selected candidates and contact the candidate’s references and/or other sources of first-hand information about the candidate.  Individuals recommended by stockholders will be considered under the same criteria as candidates recommended by other sources.  However, the Nominating and Corporate Governance Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.  In evaluating current director candidates for re-election to the Board, the Nominating and Corporate Governance Committee may also take into consideration the director’s record of attendance at Board and committee meetings.

Diversity Policy

The Board has not adopted a formal policy with respect to Board diversity.  Nevertheless, the Nominating and Corporate Governance Committee and the Board intend to consider, when evaluating potential candidates to join the Board, whether the candidate’s background may add diversity to the Board to potentially enhance the variety of perspectives that may be brought to bear in carrying out the Board’s duties.

Stockholder Communications with the Board of Directors

The Board has adopted the following policy concerning stockholder communications:  Any stockholder wishing to contact the Board, any committee of the Board, or any individual director regarding bona fide issues or questions about the Company may do so by sending an email to boardcommunications@thestreet.com or a written communication to the Board or the appropriate committee or director c/o the Secretary at the following address: TheStreet.com, Inc., 14 Wall Street, 15th Floor, New York, NY 10005.

The Secretary will review all such correspondence and forward it (or a summary) to the appropriate parties.  Where the Secretary deems it appropriate, such forwarding will take place on an expedited basis.  Communications raising concerns relating to the Company’s accounting, internal controls, or audit matters will immediately be brought to the attention of the chairman of the Audit Committee and will be handled in accordance with the procedures established by the Audit Committee for such matters.

The Company believes that it may be useful for directors to directly hear concerns expressed by stockholders and that the Annual Meeting of Stockholders provides one such opportunity.  One of the seven members of the Board at the time of the Annual Meeting in 2010 attended the meeting.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees. This code is publicly available in the Investor Relations section of the Company’s web site at
http://www.thestreet.com/investor-relations/index.html, under “Corporate Governance.”  Any substantive amendments to the code and any grant of a waiver from a provision of the code requiring disclosure under applicable SEC or Nasdaq rules will be disclosed in a report on Form 8-K.

Related Person Transaction Policy and Procedures

The Audit Committee reviews and approves or ratifies any transaction or series of transactions involving more than $20,000 (satisfying Nasdaq rules which only require review of any transaction or series of transactions involving more than $120,000) in which the Company was, is or will be a participant, and in which any related person had, has or will have, a direct or indirect interest.  For purposes of this policy, the term “related person” has the meaning contained in Item 404 of Regulation S-K.  In the course of its review and approval or ratification of a transaction, the Audit Committee is required to consider the facts and circumstances of the transaction, including, without limitation, the following:

(1)	the related person’s relationship to the Company and interest in the proposed transaction;
(2)	the material facts of the proposed transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved;
(3)	the benefits to the Company of the proposed transaction;
(4)	the impact on a director’s independence;
(5)	the availability of other sources for comparable products or services;
(6)	whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally; and
(7)	any other matters the Audit Committee deems appropriate.

In addition, the policy requires Audit Committee review and approval of all proposed contributions by the Company to any charitable or non-profit organization for which a related person serves as a trustee, officer or other principal.  In the event the Company becomes aware of a related person transaction that was not reviewed and approved in advance, then the transaction will be submitted to the Audit Committee for evaluation as above, and (i) if the transaction is pending or ongoing, the Committee will determine the appropriate course of action, including ratification, amendment or termination, and (ii) if the transaction is completed, the Committee will determine if rescission and/or disciplinary action is appropriate, and will request that the General Counsel evaluate the Company’s controls and procedures to ascertain why the transaction was not properly submitted for prior approval and whether changes to the policy and procedures are recommended.  No Audit Committee member may participate in any review, consideration or approval of any transaction with respect to which such member, or any of his or her immediate family members, is a related person.

 Compensation Committee Interlocks and Insider Participation

During fiscal 2010, the Compensation Committee consisted of Mr. Gruver and Mr. Irwin (and, since April 2010, Mr. Marshall).  Each of them is independent, and none of them are employees or former employees of the Company.  During fiscal 2010, none of the Company’s executive officers served on the compensation committee (or equivalent) or the board of directors of another entity whose executive officers served on the Company’s Compensation Committee or Board.

Compensation of Directors

During fiscal 2010, our directors earned the following total compensation:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)
Ronni Ballowe(4)	52,353	60,002	—	—	—	2,490	114,845

James J. Cramer(5)	—	100,001	—	—	—	4,149	104,150

William R. Gruver(6)	64,050	60,002	—	—	—	2,490	126,542

Derek Irwin(7)	67,950	60,002	—	—	—	2,490	130,442

Christopher Marshall	41,400	60,002	—	—	—	2,490	103,892

Daryl Otte(8)	—	—	—	—	—	—	—

Martin Peretz	35,400	60,002	—	—	—	2,490	97,892

Vivek Shah(9)	24,950	40,272	—	—	—	789	66,011
 __________________
(1)
This column represents the aggregate grant date fair value for restricted stock units (“RSUs”) as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification 718.  On January 4, 2010, each non-employee director was granted 24,897 RSUs and Mr. Cramer was granted 41,494 RSUs in connection with his role as Chairman of the Board.  The grant date fair value for such RSUs were $2.41 per share.  Upon joining the Board, Mr. Shah was granted 10,515 RSUs on April 30, 2010, having a grant date fair value of $3.83 per share.  The grant date fair value the RSU grants reflect the closing price of the Company’s common stock on the date of grant.  As of December 31, 2009, each of the non-employee directors held 20,690 unvested RSUs (other than Ms. Ballowe and Mr. Marshall, who held 8,655 unvested RSUs), all of which vested on January 2, 2010.  As of December 31, 2010, each of the non-employee directors held 24,897 unvested RSUs (other than Mr. Shah, who held 10,515 unvested RSUs), all of which vested on January 4, 2011.  The above table does not reflect compensation paid to Mr. Cramer as an employee, which is described below under the heading “Transactions with Related Persons.”

(2)
No non-employee director held unexercised options as of December 31, 2010.  Mr. Cramer held 290,961 unexercised options as of December 31, 2010 pursuant to awards previously made to him for his services as an employee, rather than as a director.  251,751 of these options were vested as of December 31, 2010 and 173,333 of these options expired unexercised in January 2011.

(3)	Consists of dividend equivalents accrued on RSUs held by such directors in fiscal 2010.
(4)
Cash compensation includes $7,836, reflecting the annual fee for duties associated with chairing the Nominating and Corporate Governance Committee, which fee was increased to $10,000 per annum from $5,000 per annum in May 2010.

(5)
Mr. Cramer is a director and an employee but not an executive officer of the Company.  His compensation for his services as an employee is described below under the heading “Transactions with Related Persons.”  In addition to compensation for his services described under “Transactions with Related Persons,” Mr. Cramer received the above compensation for his services as Chairman of the Board, which position he held during fiscal 2010.

(6)	Cash compensation includes an annual fee of $15,000 for duties associated with chairing the Compensation Committee.
(7)	Cash compensation includes an annual fee of $20,000 for duties associated with chairing the Audit Committee.
(8)
Mr. Otte’s compensation for service as the Company’s Chief Executive Officer is described in the section of this Proxy Statement entitled “Executive Compensation.”  Mr. Otte does not receive separate consideration for his service as a director.

(9)
Mr. Shah was elected to the Board in April 2010.  Cash compensation includes a pro rata portion of the $30,000 annual retainer and stock awards reflects a pro rata portion of the $60,000 annual RSU grant.

The compensation set forth in the preceding table was based on the following schedule of fees for 2010 compensation of directors:

•
Annual Retainer.  Each non-employee director receives an annual retainer in the amount of $30,000 for service on the Company’s Board.  The retainer is payable in arrears in equal quarterly installments (on March 31st, June 30th, September 30th and December 31st) and prorated as necessary to reflect service commencement or termination during the quarter.

•
Equity Grant.  Each non-employee director receives an annual grant of restricted stock units (“RSUs”) awarded under an equity compensation plan approved by the Company’s stockholders.  The RSUs are awarded on the first business day of each year and valued at $60,000 for all non-employee directors; Mr. Cramer received an award such day valued at $100,000 with respect to his duties as Chairman of the Board.  The RSU value was calculated based upon the closing price of the Company’s common stock on the Nasdaq Stock Market on the date of grant.  The RSUs vest on the first anniversary of the date of grant, subject to continued service.  Vesting of the RSUs will automatically accelerate upon the occurrence of a change of control of the Company.  If a non-employee director is elected after the first business day of a year, the $60,000 grant shall be pro rated to reflect the partial year of service and will vest on the first business day of the following calendar year.

•	Meeting Fees. Each non-employee director is entitled to receive the following fees for participating in meetings of the Company’s Board and committees:
•	$1,500 for attending each Board meeting in person;
•	$450 for attending each committee meeting in person, for committee meetings that take place on the same day as Board meetings;
•	$700 for attending each committee meeting in person (other than committee meetings that take place on the same day as Board meetings);
•	$450 for participating in each Board or committee conference call, or participating by telephone in an otherwise in-person Board or committee meeting.
•
Chairmanship Fees.  In addition to the fees set forth above, the chairperson of the each committee receives the following additional annual fees (payable quarterly in arrears), to compensate him or her for the additional responsibilities and duties of the position:

•	Audit – $20,000
•	Compensation – $15,000
•	Nominating and Corporate Governance – $10,000 effective May 2010 (it was $5,000 per annum previously).

Non-employee directors are reimbursed for the expenses they incur in connection with attending Board and committee meetings. See “Transactions with Related Persons” for a discussion of certain agreements between the Company and James J. Cramer, in his capacity as an employee of the Company.

Stock Ownership of Directors

Pursuant to the Board’s guidelines for stock ownership by directors adopted in 2007, each director is expected to beneficially own shares of the Company’s common stock (excluding shares underlying unexercised stock options) equal to at least $180,000 in value.  Each director who has served as a director continuously since January 1, 2007 is expected to be in compliance with the guideline by January 1, 2011.  Each director who joined or joins the Company after January 1, 2007 is expected to be in compliance with this guideline by the fourth anniversary of the date of his or her election as a director.  The Board recognizes that exceptions to this guideline may be necessary or appropriate in individual cases, and may approve such exceptions from time to time as it deems appropriate in the interests of the Company’s stockholders.

PROPOSAL 2

AMENDMENT OF THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION
TO CHANGE THE COMPANY’S NAME TO “THESTREET, INC.”

The Company proposes to change our corporate name to TheStreet, Inc. in service of the broader initiative we announced in early 2011 to update and broaden our corporate identity, to change our stock ticker symbol and to introduce over time a consistent and contemporary graphic system for all our marketing materials, physical plant, products and services.  Our new name would retain the equity value which the Company has developed over its almost 15 years as a leading digital media company in the finance vertical, while acknowledging that the means by which we distribute our content and services have expanded beyond our website origins, to include  emerging digital platforms such as mobile web, apps, tablets, electronic readers and social media.

The Board of Directors recommends that stockholders vote FOR the amendment of the Company’s Restated Certificate of Incorporation to change the Company’s name to “TheStreet, Inc.”

PROPOSAL 3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment of the Company’s independent registered public accounting firm.  The Audit Committee has selected KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 and has further directed that management submit the selection of such independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

Representatives of KPMG are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

The Board of Directors recommends that stockholders vote FOR the ratification of KPMG LLP as the Company’s independent registered public accounting firm.

Fees of Independent Registered Public Accountants

The Company’s independent registered public accounting firm was KPMG with respect to fiscal years ended December 31, 2010 and 2009.  The following table sets forth the aggregate fees billed to the Company by its independent registered public accounting firm for services rendered with respect to such fiscal years:

	2010	2009
Audit fees	$520,174	$460,000
Audit-related fees	17,235	515,000
Tax fees	73,300	60,000
All other fees	—	7,478
Total Fees	$610,709	$1,042,478

 In accordance with SEC rules, audit fees are fees that the Company paid to its independent registered public accounting firm for the audit of the Company’s annual financial statements included in the Annual Report on Form 10-K and review of financial statements included in the Quarterly Reports on Form 10-Q, for the audits of the Company’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

Audit-related fees for 2009 consisted of fees relating to examination of the Company’s accounting for its former Promotions.com subsidiary.

Tax fees for 2010 related to preparation and filing of the Company’s fiscal 2009 taxes returns.  Tax fees for 2009 related to preparation and filing of the Company’s fiscal 2008 tax returns.

All other fees for 2009 consisted of fees relating to incremental tax consulting services.

The Audit Committee approves, on a case-by-case basis, all audit, review or attest services and permitted non-audit services (including the fee arrangements and terms in respect of such services) to be performed by the Company’s independent registered public accounting firm prior to its engagement to perform such services.

2010 Report of the Audit Committee

The primary function of the Audit Committee is to oversee the Company’s accounting, auditing and financial reporting processes. The Audit Committee operates pursuant to a written charter adopted by the Board, which is publicly available on the Investor Relations section of the Company’s web site at http://www.thestreet.com/investor-relations/index.html, under “Corporate Governance.”

Management is responsible for the Company’s financial statements and overall reporting process, including the system of internal controls.  In addition to preparing the Company’s financial statements in accordance with U.S. generally accepted accounting principles, management is responsible for assessing the effectiveness of the Company’s internal control over financial reporting.  The Company’s independent registered public accounting firm is responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

Generally, at meetings of the Audit Committee held during fiscal 2010, the Audit Committee met with senior members of the Company’s finance department and members of the audit engagement team of the Company’s independent registered public accountant.  The Audit Committee also met regularly with the Company’s general counsel to discuss legal, corporate governance and regulatory matters that concern the Company.  In the performance of its oversight functions, the Audit Committee reviewed and discussed with management and representatives of the independent registered public accounting firm the audited financial statements as of and for the year ended December 31, 2010, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the Company’s consolidated financial statements as well as the auditors’ evaluation of the Company’s internal control over financial reporting.  The Audit Committee also met with representatives of the independent registered public accounting firm in private sessions, without members of the Company’s management being present, to discuss accounting, disclosure and internal control issues, including matters that the auditors are required to discuss with the Committee as required by professional standards.  The Audit Committee discussed with the independent registered public accounting firm its independence and received the written disclosures and letter from its independent registered public accounting firm as required by professional standards.

Pursuant to the Audit Committee Charter, the Audit Committee is also responsible for the appointment of the Company’s independent registered public accounting firm, evaluation of that firm’s performance and, when circumstances warrant, termination of that firm’s engagement.  Accordingly, the Audit Committee met with senior members of the Company’s financial management team in private sessions to discuss KPMG’s performance.

It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews and procedures.  In performing their oversight responsibility, members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm.  Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles.

Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors
Derek Irwin, Chairman
Ronni Ballowe
William R. Gruver

EXECUTIVE COMPENSATION

2010 Compensation Discussion and Analysis

The Compensation Committee (the “Committee”) sets the base salary and incentive compensation of the Company’s executive officers, and is responsible for the administration of the Company’s 2007 Performance Incentive Plan (the “2007 Plan”).

Compensation Philosophy and Objectives

It is the philosophy of the Compensation Committee to enhance shareholders’ long-term interests by (i) motivating executive officers to achieve the highest levels of performance; (ii) recruiting and retaining talented employees; (iii) competing with rapidly growing, respected companies in businesses similar to ours within clear and rational guidelines; and (iv) creating a compensation environment driven by accountability.

Elements of Compensation and Linkage to Objectives

The Compensation Committee believes that the best way to achieve these objectives is to establish compensation for the Company’s executive officers consisting of (i) a base salary; (ii) short-term incentives provided through an annual cash incentive program; and (iii) long-term incentives provided through grants of equity.  The overall package should be competitive with packages offered by the Company’s peers and other companies in our industry or metropolitan area, as the Company competes with such other companies to attract and retain employees.  In establishing the target and payment methodology for the annual cash incentive awards, the Compensation Committee seeks to create incentives to achieve goals that we believe will enhance long-term shareholder value.  We also seek to create long-term incentives through grants of equity.  With respect to our newly hired executive officers in 2009 and 2010, we have made initial RSU grants that were designed to create strong incentives for creation of stockholder value and in 2009 also made RSU awards to other senior officers such that each such officer would have a certain level of unvested RSUs that we felt likewise would create a strong incentive to focus on building long-term value.

Determination of Compensation

The determinations of the Compensation Committee regarding the appropriate form and level of executive compensation are ultimately judgments based on the Compensation Committee's assessment of the performance of the Company against its financial and strategic goals, the level of responsibility and individual performance of each executive officer, and executive compensation at comparable companies.  At the request of the Compensation Committee, the Company’s Chief Executive Officer makes compensation recommendations for the Company’s senior managers (including the named executive officers) other than himself.  He also provides to the Compensation Committee his evaluations of each manager’s performance.  The Compensation Committee discusses the recommendations with the Chief Executive Officer and amongst its members.  Additionally, the Compensation Committee conducts a review of the Chief Executive Officer’s performance with the Company’s Board.  The Compensation Committee makes the final decisions on the compensation of all named executive officers.

In 2010, the compensation for Messrs. Otte and Barton reflected the structure developed in connection with their hiring in 2009.  Mr. Etergino’s compensation package was the result of negotiations in connection with his hiring in 2010, and was modeled after Mr. Barton’s compensation package.  Mr. Broitman’s 2010 compensation generally reflected his 2009 level of pay after his promotion to become Chief Accounting Officer.  In connection with determining the compensation structure for the Company’s named executive officers in 2010, the Compensation Committee did not retain a compensation consultant.  The Compensation Committee did, however, review our executive compensation programs as compared to an updated peer group of companies.  The peer group consisted of companies deemed by the Compensation Committee to be representative of companies that compete for the same types of executive talent as does the Company:  Ancestry.com Inc.; Autobytel Inc.; Dice Holdings, Inc.; Internet Brands, Inc.; Local.com Corporation; Martha Stewart Living Omnimedia, Inc.; Move, Inc.; QuinStreet, Inc.; ReachLocal, Inc. (added upon its initial public offering); Shutterfly, Inc.; TechTarget, Inc.; TheKnot, Inc.; Travelzoo Inc.; WebMD Health Corp. and Ziprealty, Inc.

Base Salary

Base salary is the basic element of direct cash compensation, designed to attract and retain highly qualified executives. Accordingly, in setting base salary, the Compensation Committee intends to be competitive with other publicly-traded companies in our industry of providing Internet-related content services (with the understanding that such comparisons are imperfect).  The Committee also considers the level of responsibility of the position and the level of experience of the executive.  Additionally, in some circumstances, it is necessary to set compensation at levels that differ from median market levels, due to recruitment or retention considerations, to recognize roles that vary in responsibility from standard market positions, or to reward individual performance.

The Compensation Committee believes that the base salaries of its executives are reasonable in connection with their role and experience, as well as in relation to the compensation levels paid at peer companies.

Bonus

The annual bonus is the short-term incentive component of our executive compensation program and is designed to provide a direct method of motivating executives to the achievement of near-term corporate performance goals.  This component provides for the payment of cash bonuses based upon achievement of annual financial performance measures that are deemed by our Board and Compensation Committee to be critical to our long-term success.  Generally, the short-term, annual incentive element of our executive compensation has tended to be a larger portion of total compensation than among our peer companies, while the long-term, equity incentive portion has tended to be smaller.  This is due to the following factors: (i) short-term, direct compensation has been viewed by the Board and the Compensation Committee as the most effective spur to our reaching profitability on a sustainable basis, (ii) the Internet industry is notable for its high volatility and rapid pace of change, which make annual incentives more appropriate and (iii) the Compensation Committee’s desire to reduce the potential dilution to shareholders resulting from excessive reliance on long-term equity compensation.  The Company issues short-term cash incentive awards pursuant to the terms of the 2007 Plan.

Under our short-term cash incentive program, we set a target bonus amount for each applicable executive, generally expressed as a percentage of the executive’s base salary (pro rated in the event employment commences during a fiscal year).  In 2010, this target was $320,000 for Mr. Otte; 75% of salary for Messrs. Etergino and Barton; and 40% of salary for Mr. Broitman.  The Compensation Committee believes that these annual target levels were reasonable in 2010 in connection with the respective executive’s role and experience, as well as in relation to the compensation levels paid at peer companies.

In 2010, the short-term cash incentive was based 55% on achievement of a Revenue target and 45% upon achievement of an Adjusted EBITDA target.  The level of the targets – $61.8 million for Revenue and $6.5 million for Adjusted EBITDA – were determined in connection with the Company’s 2010 budget.  Potential payout with respect to the Revenue measure ranged from 80% of the bonus opportunity for that measure for achievement of 90% of target performance, to 120% of the bonus opportunity for that measure for achievement of 110% or more of target performance, on a straight-line sliding scale.  Potential payout with respect to the Adjusted EBITDA measure ranged from 80% to 100% of the bonus opportunity for that measure for achievement of $3.5 million to $6.5 million of Adjusted EBITDA; and 100% to 120% of the bonus opportunity for that measure for achievement of $6.5 million to $9.5 million of Adjusted EBITDA.  Payments under each measure were capped at 120% of the bonus opportunity for that measure.  However, the Compensation Committee has discretion to pay less than these amounts if in its judgment the bonus should be reduced.  The Compensation Committee also has the ability to award wholly discretionary bonuses.  The short-term incentive is paid as soon as practicable after the end of the fiscal year.

In Spring 2010, our Chief Executive Officer proposed that the Company divest a non-core business and embark upon an initiative to modernize the Company’s technology platform and to incur significant additional expenses not contemplated in the Company’s 2010 budget, in an effort to increase the Company’s growth and more rapidly build long-term value.  The Compensation Committee agreed that such actions should be undertaken and that the Compensation Committee, in determining the payment levels under the short-term cash incentive program, would adjust the Company’s Revenue and Adjusted EBITDA results to account for such actions.  In January 2011, the Compensation Committee determined that, after such adjustments, payments pursuant to the short-term cash incentive program should not exceed, in the aggregate, 75% of the total targeted amount.  The Compensation Committee also determined that certain participants in the program should receive additional bonus payments in light of individual achievement, and that other participants should receive less than 75% of their target short-term incentive due to individual performance.  In addition, in mid-2010, the Compensation Committee determined to offer Mr. Otte the potential to receive an additional bonus of up to $150,000, dependent upon achievement of certain specified goals related to development and adoption of a strategic plan, and to key personnel matters.  Each of these goals was achieved and the bonus that Mr. Otte received for 2010 included payment of this bonus amount.

The Compensation Committee viewed Revenue and Adjusted EBITDA as the most important metrics on which to focus during 2010.  As the financial and advertising markets recovered from severe dislocation in 2009, the Compensation Committee believed that it would assist in creating long-term value to focus management on increasing the Company’s revenue in a profitable manner, with Adjusted EBITDA being the best measure to use for profitability within the Company’s sector (Internet and media companies).  EBITDA is adjusted from results based on generally accepted accounting principles (GAAP) to exclude interest, income taxes, depreciation and amortization.  Adjusted EBITDA reflects further adjustments to exclude non-cash compensation, impairment expenses, restructuring charges and other non-standard one-time charges.  The Compensation Committee each year considers which financial metrics to use in establishing targets for the short-term cash incentive program, and what respective weight to give to any such metric.

Long-Term Equity Incentives

Long-term incentives are provided by equity awards under the 2007 Plan.  The 2007 Plan authorizes the Compensation Committee to grant a variety of types of equity awards, including stock options, stock appreciation rights, restricted stock and RSUs.  Long-term equity awards enable our executive officers to maintain an equity interest in the Company, which aligns their financial interests with those of our shareholders.

No options were awarded to our named executive officers in 2010.  RSUs granted in 2010 to Messrs. Etergino and Broitman vest over five years, as to 10% of the underlying shares on each of the first four anniversaries of grant and the balance on the fifth anniversary, subject to the executive’s continued employment on the vesting date, and subject to acceleration in the event of a change of control, as defined in the 2007 Plan (as well as partial or full acceleration upon termination under certain circumstances).  RSUs with similar vesting provisions were granted to Messrs. Otte and Barton in mid-2009 in connection with their hiring, and the Compensation Committee did not believe additional grants to Messrs. Otte and Barton were necessary in 2010 in order to retain and incentive those officers.  The Compensation Committee periodically reviews the equity positions and other arrangements pertaining to the Company’s named executive officers in an effort to ensure that appropriate incentives are in effect to fulfill the Company’s compensation philosophy and objectives described above.

Other Compensation

Currently, our executives are eligible to participate in Company-wide plans and programs such as the 401(k) plan (including Company match), group medical and dental, vision, long- and short-term disability plans, and health care, dependent care and mass transit spending accounts, in accordance with the terms of the programs.

Impact of Tax Treatment on Compensation

Section 162(m) of the Internal Revenue Code (the “Code”) limits deductibility of certain compensation paid to certain executive officers to $1 million per officer in any one year.  However, performance-based compensation can be excluded from this limitation so long as it meets certain requirements.  Cash and equity awards granted under the 2007 Plan may, but need not be, structured so as to qualify as performance-based compensation under Section 162(m).  In general, the Company’s short-term cash incentives are intended to qualify as performance-based.  Stock options are generally intended to qualify, but RSUs are not.

The severance, change of control and RSU award agreements of our named executive officers contain provisions that require certain payments to be delayed in order to avoid the imposition of additional taxes pursuant to Section 409A of the Code.

Severance and Change in Control Arrangements

The Company has entered into severance agreements with its senior executives, which in general we believe are significantly less generous than arrangements that are typical at peer companies.  Messrs. Otte, Etergino and Barton are our only executives who during 2010 had any right to receive payments upon a change of control of the Company or enhanced severance payments for termination following a change of control (although such events may result in acceleration of certain RSUs or stock options).  In addition, the RSU agreements for Messrs. Otte, Etergino and Barton provide for full or partial acceleration upon the termination of the executive’s employment by the Company without Cause or by the executive for Good Reason, each as defined in the respective agreements, or in the event of the executive’s death or disability.  These arrangements were established in connection with our hiring of the executives and are summarized in the section of the Proxy Statement entitled “Executive Compensation — Potential Payments Upon Termination or Change in Control.”  We viewed these arrangements as necessary and appropriate to retain skilled executives who are critical to the success of our business and we believed that in general the terms we offered were within or below the terms typically offered at peer companies.  Change in control arrangements, in particular, are intended to help ensure the objectivity of executives who likely would be involved in decisions regarding a potential change in control and who are at risk for job loss in such event.  As our Chief Executive Officer has unique impact on our ability to define and help us achieve our strategic objectives – and who is at highest risk of losing his job in the event of a change in control – we believe it to be appropriate that Mr. Otte’s change in control and severance arrangements are significantly more valuable than those of Messrs. Etergino and Barton.

Equity Granting Practices

Historically, it had been the policy of the Compensation Committee to make annual grants of stock options and other equity-based awards to our executives, members of our senior management team and other employees who make significant contributions to our success.  In recent years, these grants have been made shortly following the end of the fiscal year, in order for the Compensation Committee to take into account the Company’s actual financial performance for the year.  Pursuant to the 2007 Plan, options have an exercise price equal to the closing market price of our common stock on the grant date.  Grants also were made in connection with the hiring of certain prospective employees and occasionally mid-year, in each case to those employees or prospective employees whom the Compensation Committee believed would have the ability to have an impact on the long-term performance of our stock and should therefore have the opportunity to participate in its appreciation.  For current employees, the grant date is the date the Compensation Committee approved the award or a prospective date set by the Compensation Committee, and for prospective employees, the grant date is the date they commence employment.  There is no relationship between the timing of an equity-based award and the Company’s release of material, non-public information.  It is the policy of the Company that options may not be repriced without shareholder approval, and this policy has been made a specific feature of the 2007 Plan.  In 2009, the Compensation Committee determined, in light of then-prevailing conditions, to change its equity grant practices with respect to senior executives, determining that rather than make annual grants of options and RSUs, equity would be granted in the form of RSUs in connection with the hiring of new executives and that a grant would be made in 2009 to its current senior executives such that the executives each would have, as of the grant date, 75,000 equity units (calculated, for this purpose, as the sum of the RSUs and one-third of the options, if any, that previously had been granted to such executive).  The Compensation Committee determined that those RSUs granted to senior executives should vest over five years, as to 10% of the underlying shares on each of the first four anniversaries of the date of grant and the balance on the fifth anniversary, subject to the executive’s continued employment on the vesting date, and subject to acceleration in the event of a change of control (as well as partial or full acceleration upon termination under certain circumstances).

The Compensation Committee believes its current equity grant policy should be sufficient to attract and retain executives.  However, as the competition for executive talent may evolve in upcoming years, the Compensation Committee will review whether it may be appropriate to make annual equity awards to senior officers generally, as well as whether additional equity awards may be appropriate for any individual officers based upon their performance, assumption of new responsibilities or for other reasons.

 2010 Report of the Compensation Committee

In accordance with the SEC’s disclosure requirements for executive compensation, the Compensation Committee has reviewed and discussed with the Company’s management the preceding Compensation Discussion and Analysis.  Based on this review and these discussions with the Company’s management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Company’s Board of Directors
William R. Gruver, Chairman
Christopher Marshall
Vivek Shah

Summary Compensation Table

The following table shows the compensation earned during 2010, 2009 and 2008 by each of the Company’s named executive officers (as determined pursuant to the SEC’s disclosure requirements for executive compensation in Item 402 of Regulation S-K).

Name	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2)(3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation(1) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(4) ($)	Total ($)
Daryl Otte(5)	2010	437,500	210,000	—	—	240,000	—	65,055	952,555
Chief Executive Officer	2009	265,625	58,027	1,430,398	—	241,973	—	180,951	2,176,974
	2008	—	—	—	—	—	—	—	—

Thomas Etergino(6)	2010	103,508	35,000	564,000	—	58,223	—	10,010	770,741
Chief Financial Officer	2009	—	—	—	—	—	—	—	—
	2008	—	—	—	—	—	—	—	—

Gregory E. Barton(7)	2010	283,580	55,000	—	—	159,514	—	21,555	519,649
Executive Vice President, Business	2009	157,388	—	351,750	—	141,649	—	11,931	662,718
and Legal Affairs, General Counsel and Secretary	2008	—	—	—	—	—	—	—	—

Richard Broitman(8)	2010	210,000	—	5,355	—	40,000	—	10,275	265,630
Chief Accounting Officer	2009	190,682	—	115,073	—	91,527	—	7,529	404,811
	2008	—	—	—	—	—	—	—	—
__________________
(1)
For 2010, amounts, shown in the “Non-Equity Incentive Plan” column reflect the short-term cash incentive earned in 2010, which was paid in 2011.  For 2009, amounts shown in the “Non-Equity Incentive Plan” column reflect the short-term cash incentive earned in 2009, which was paid in 2010.  For 2010, 2009 and 2008, all short-term and long-term cash incentive opportunities were granted as performance awards under the 2007 Plan.  Amounts shown in the “Bonus” column reflect discretionary payments awarded by the Compensation Committee.

(2)
The amounts in the “Stock Awards” column reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718.  Assumptions made in the calculation of these amounts are included in Note 1 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2010, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2011.

(3)
Each RSU award includes the grant of dividend equivalents with respect to such RSU.  The Company maintains a bookkeeping account to which it credits, whenever cash dividends are paid on the common stock, an amount equal to the amount of the dividend paid on a share of common stock for each then-outstanding RSU granted.  The accumulated dividend equivalents vest on the applicable vesting date for the RSU with respect to which such dividend equivalents were credited, and will be paid in cash to the holder.  The following amounts were earned as dividend equivalents for the named executive officers during 2010, 2009 and 2008, respectively, with respect to unvested RSUs:  Mr. Otte, $60,125, $53,319 and $0; Mr. Etergino, $10,000, $0 and $0; Mr. Barton, $16,625, $8,750 and $0; Mr. Broitman, $5,345, $3,639 and $0 (excludes dividends accrued during 2008 prior to Mr. Broitman becoming an executive officer).  These amounts are not reflected in the “Stock Awards” column but rather are reflected in the “All Other Compensation” column.

(4)
Amounts in the “All Other Compensation” column include the following:  (i) the Company’s matching contribution of contributions made by the employee to the Company’s 401(k) Plan in 2010, 2009 and 2008, respectively, in the following amounts:  Mr. Otte, $4,900, $4,900 and $0; Mr. Etergino, $0, $0 and $0; Mr. Barton, $4,900, $3,148 and $0; Mr. Broitman, $4,900, $3,834 and $0 (excludes matching contributions made in 2008 prior to Mr. Broitman becoming an executive officer); (ii) amounts paid by the Company with respect to group life insurance in 2010, 2009 and 2008, respectively, in the following amounts:  Mr. Otte, $30, $33 and $0; Mr. Etergino, $10, 0 and 0; Mr. Barton, $30, $33 and $0; Mr. Broitman, $30, $56 and $0 (excludes payments made in 2008 prior to Mr. Broitman becoming an executive officer); and (iii) amounts earned as dividend equivalents during 2010, 2009 and 2008, respectively, with respect to unvested RSUs:  Mr. Otte, $60,125, $53,319 and $0; Mr. Etergino, $10,000, $0 and $0; Mr. Barton, $16,625, $8,750 and $0; Mr. Broitman, $5,345, $3,639 and $0 (excludes dividends accrued during 2008 prior to Mr. Broitman becoming an executive officer).  Amounts in the “All Other Compensation” column also include the following amounts for Mr. Otte in 2009:   $110,905 earned for his services as interim Chief Executive Officer and $11,794 cash fees earned for his services as a director prior to being hired as Chief Executive Officer.

(5)

In March 2009, Mr. Otte was appointed interim Chief Executive Officer as an outside consultant.  In May 2009, Mr. Otte was hired as Chief Executive Officer.  Amounts shown in the “Salary” column for 2009 reflect salary earned by Mr. Otte since being hired as Chief Executive Officer, and exclude (i) $110, 905 earned by Mr. Otte for his services as interim Chief Executive Officer and (ii) $11,794 cash fees earned for his services as a director prior to being hired as Chief Executive Officer, which amounts are reported in the “All Other Compensation” column.  Amounts shown in the “Stock Awards” column for 2009 include (i) $68,898 reflecting RSUs awarded to him in January 2009 in connection with his service as a director, (ii) $48,500 reflecting RSUs awarded to him in March 2009 in connection with his appointment as Interim Chief Executive Officer and (iii) $1,313,000 reflecting RSUs awarded to him in connection with his appointment as permanent Chief Executive Officer.

(6)	In September 2010, Mr. Etergino was hired as Executive Vice President, Chief Financial Officer.
(7)	In June 2009, Mr. Barton was hired as Executive Vice President, Business and Legal Affairs, General Counsel and Secretary.
(8)
Mr. Broitman served as an executive officer of the Company between June 2009, when he was appointed Chief Accounting Officer and principal financial officer, and September 2010, when Mr. Etergino became Chief Financial Officer and principal financial officer.  Amounts shown in the Summary Compensation Table include all amounts earned in 2009 and 2010.

Employment Agreements

The Company has from time to time entered into severance arrangements with certain of its named executive officers.  A summary of some of the material terms of these arrangements is set forth in the following paragraphs.  Provisions of the agreements dealing with termination of employment or change in control are described under the heading “Potential Payments Upon Termination or Change in Control.”

Daryl Otte – Chief Executive Officer

The Company does not have in place any formal employment agreement with Mr. Otte.  Nevertheless, the Company and Mr. Otte executed a “CEO Term Sheet” dated as of May 15, 2009 (the “Otte Term Sheet”).  The Otte Term Sheet provides that Mr. Otte would receive a base salary of $425,000 per year (with potential annual increases at the discretion of the Compensation Committee) and a target annual bonus of $320,000 (with potential annual increases at the discretion of the Compensation Committee), contingent upon achieving performance goals established by the Compensation Committee with input from Mr. Otte.  Effective July 1, 2010, Mr. Otte’s base salary was increased to $450,000 and he was given the opportunity to earn up to an additional $150,000 based upon achievement of certain non-financial goals related to development and adoption of a strategic plan and to key personnel matters (which goals were met during 2010).  The Otte Term Sheet also provided that Mr. Otte would receive a one-time grant of 650,000 RSUs, to vest as to 10% of the shares underlying the RSUs on each of the first four anniversaries of the date of grant, and as to the balance on the fifth anniversary of the date of grant, subject to continued employment and subject to accelerated vesting in certain events as described under the heading “Potential Payments Upon Termination or Change in Control.”  The RSU agreement with respect to this grant provides that the Company reserves the right to claw back any shares of common stock delivered under the RSU agreement in the event that, within two years of the cessation of Mr. Otte’s employment with the Company, Mr. Otte engages in any Competitive Activity (as defined in the RSU agreement) or violates any restrictive covenants related to non-solicitation of employees, clients and vendors; non-disparagement; and confidentiality; all as described in the RSU agreement.

Thomas Etergino – Executive Vice President, Chief Financial Officer

The Company does not have in place any formal employment agreement with Mr. Etergino.  Nevertheless, the Company and Mr. Etergino executed a “Term Sheet” dated as of July 27, 2010 (the “Etergino Term Sheet”).  The Etergino Term Sheet provides that Mr. Etergino will be Executive Vice President, Chief Financial Officer, reporting to the Chief Executive Officer; receive a base salary of $325,000 per year (with potential annual increases at the discretion of the Compensation Committee); and have a target annual bonus of 75% of his annualized base pay at the beginning of each calendar year (with potential annual increases at the discretion of the Compensation Committee and Chief Executive Officer), contingent upon achieving performance goals established by the Compensation Committee and Chief Executive Officer with input from Mr. Etergino; and a sign-on bonus of $15,000 (subject to reduction in the event he received a bonus from his prior employer for 2010).  The Etergino Term Sheet also provided that Mr. Etergino would receive a one-time grant of 200,000 RSUs, to vest as to 10% of the shares underlying the RSUs on each of the first four anniversaries of the date of grant, and as to the balance on the fifth anniversary of the date of grant, subject to continued employment and subject to accelerated vesting in certain events as described under the heading “Potential Payments Upon Termination or Change in Control.”  The RSU agreement with respect to this grant provides that the Company reserves the right to claw back any shares of common stock delivered under the RSU agreement in the event that, within two years of the cessation of Mr. Etergino’s employment with the Company, Mr. Etergino engages in any Competitive Activity (as defined in the RSU agreement) or violates any restrictive covenants related to non-solicitation of employees, clients and vendors; non-disparagement; and confidentiality; all as described in the RSU agreement.

Gregory E. Barton – Executive Vice President, Business and Legal Affairs, General Counsel and Secretary

The Company does not have in place any formal employment agreement with Mr. Barton.  Nevertheless, the Company and Mr. Barton executed a “Term Sheet” dated as of June 2, 2009 (the “Barton Term Sheet”).  The Barton Term Sheet provides that Mr. Barton will be Executive Vice President, Business and Legal Affairs, General Counsel and Secretary, reporting to the Chief Executive Officer; receive a base salary of $275,000 per year (with potential annual increases at the discretion of the Compensation Committee); and have a target annual bonus of 75% of his annualized base pay at the beginning of each calendar year (with potential annual increases at the discretion of the Compensation Committee and Chief Executive Officer), contingent upon achieving performance goals established by the Compensation Committee and Chief Executive Officer with input from Mr. Barton.  Mr. Barton’s base salary was increased to $290,000 effective June 4, 2010.  The Barton Term Sheet also provided that Mr. Barton would receive a one-time grant of 175,000 RSUs, to vest as to 10% of the shares underlying the RSUs on each of the first four anniversaries of the date of grant, and as to the balance on the fifth anniversary of the date of grant, subject to continued employment and subject to accelerated vesting in certain events as described under the heading “Potential Payments Upon Termination or Change in Control.”  The RSU agreement with respect to this grant provides that the Company reserves the right to claw back any shares of common stock delivered under the RSU agreement in the event that, within two years of the cessation of Mr. Barton’s employment with the Company, Mr. Barton engages in any Competitive Activity (as defined in the RSU agreement) or violates any restrictive covenants related to non-solicitation of employees, clients and vendors; non-disparagement; and confidentiality; all as described in the RSU agreement.

Richard Broitman – Chief Accounting Officer

The Company does not have in place any formal employment agreement with Mr. Broitman.  Certain RSU agreements granted to Mr. Broitman provide that the Company reserves the right to claw back any shares of common stock delivered under such agreement in the event that, within two years of the cessation of Mr. Broitman’s employment with the Company, Mr. Broitman engages in any Competitive Activity (as defined in the applicable RSU agreement) or violates any restrictive covenants related to non-solicitation of employees, clients and vendors; non-disparagement; and confidentiality; all as described in the applicable RSU agreement.

Grants of Plan-Based Awards in 2010

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Daryl Otte	1/25/10	256,000	320,000	384,000	—	—	—	—	—	—	—
	6/18/10	50,000	150,000	150,000	—	—	—	—	—	—	—

Thomas Etergino	1/25/10	62,105	77,631	93,157	—	—	—	—	—	—	—
	9/7/10	—	—	—	—	—	—	200,000	—	—	564,000

Gregory Barton	1/25/10	170,148	212,685	255,222	—	—	—	—	—	—	—

Richard Broitman	1/25/10	67,200	84,000	100,800	—	—	—	—	—	—	—
	1/4/10	—	—	—	—	—	—	2,222	—	—	5,355
 __________________
(1)
This represents the potential payouts to the named executive officers under the 2007 Plan as short-term performance awards for 2010 as determined at the time of grant. The applicable targets are described in the Compensation Discussion and Analysis and the actual amount paid to each named executive officer pursuant to such award is set forth in the Summary Compensation Table.

(2)
This column reflects grants of RSUs made under the 2007 Plan.  Each RSU award includes the grant of dividend equivalents with respect to such RSU.  The Company maintains a bookkeeping account to which it credits, whenever cash dividends are paid on the common stock, an amount equal to the amount of the dividend paid on a share of common stock for each then-outstanding RSU granted.  The accumulated dividend equivalents vest on the applicable vesting date for the RSU with respect to which such dividend equivalents were credited, and will be paid in cash at the time a stock certificate evidencing the shares represented by such vested RSU is delivered.

Outstanding Equity Awards at 2010 Fiscal Year-End

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercis- able	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expira- tion Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Daryl Otte	6/9/09	—	—	—	—	—	585,000	1,561,950

Thomas Etergino	9/7/10	—	—	—	—	—	200,000	534,000

Gregory Barton	7/14/09	—	—	—	—	—	157,500	420,525

Richard Broitman	2/14/08	—	—	—	—	—	2,500	6,675
	1/2/09	—	—	—	—	—	3,334	8,902
	7/1/09	—	—	—	—	—	43,001	114,813
	1/4/10	—	—	—	—	—	2,222	5,933

__________________
(1)
These columns represent RSUs that were unvested at 2010 fiscal year-end.  Dollar values reflect the closing price of the Company’s common stock on December 31, 2010, which was $2.67 per share.  The vesting schedule of these awards is as follows:  the grants to Messrs. Otte, Etergino and Barton, and Mr. Broitman’s 7/1/09 and 1/4/10 grants, each vest as to 10% of the underlying shares on each of the first four anniversaries of the date of grant and as to the balance on the fifth anniversary of the date of grant, subject to continued employment and subject to accelerated vesting in certain events as described under the heading “Potential Payments Upon Termination or Change in Control.”  Mr. Broitman’s other RSU grants vest in equal installments over the first three anniversaries of the date of grant.

Option Exercises and Stock Vested in 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Daryl Otte(1)	—	—	110,690	296,013
Thomas Etergino	—	—	—	—
Gregory Barton	—	—	17,500	50,750
Richard Broitman	—	—	11,443	30,402
 _________________
(1)
For Mr. Otte, represents the vesting of 65,000 RSUs in connection with a June 2009 award granted to him in connection with his appointment as permanent Chief Executive Officer; 25,000 RSUs in connection with a March 2009 award granted to him in connection with his appointment as interim Chief Executive Officer; and 20,690 RSUs in connection with a January 2009 award granted to him due to his status at the time an independent director.

Potential Payments Upon Termination or Change in Control

The following summaries describe the agreements providing for potential payments to our named executive officers upon termination of employment or a change in control effective in 2010.

Pursuant to Mr. Otte’s RSU agreement with the Company dated June 9, 2009, (i) all shares underlying his 650,000 share RSU award would vest upon the occurrence of a Change of Control (as defined in the 2007 Plan), or in the event Mr. Otte’s employment was terminated by the Company without Cause or by Mr. Otte for Good Reason (as each such term is defined in the RSU agreement); and (ii) in the event Mr. Otte’s employment was terminated by reason of his death or Disability (as defined in the RSU agreement), the RSU would become vested (including previously-vested shares) as to the number of shares obtained by multiplying the full number of shares subject to the grant by a fraction, the numerator of which is the number of months after the grant he was employed by the Company and the denominator of which is twenty-four.  In the absence of such events, the RSUs would vest as to 10% of the shares underlying the grant on each of the first four anniversaries of the date of grant, and as to the balance on the fifth anniversary of the date of grant.

Mr. Otte and the Company also entered into a Change of Control and Severance Agreement dated June 9, 2009 (the “Otte Severance Agreement”), which provided that in the event Mr. Otte’s employment was terminated by the Company without Cause or by Mr. Otte for Good Reason (as each such term is defined in the agreement), Mr. Otte would receive, subject to his execution of a release, a general severance in the amount of four weeks of base pay for each full year of service as full-time Chief Executive Officer of the Company, plus 1.33 weeks of base pay for each full year of service as a member of the Company’s Board.  In addition, the Otte Severance Agreement provided that if a Change of Control (as defined in the agreement) occurred within two years of Mr. Otte’s assumption of the full-time Chief Executive Officer role, Mr. Otte would be paid (subject to his execution of a release and without duplication of the general severance described above) payment in the amount of two times his annual base salary plus target bonus.    The Otte Severance Agreement also provides that in the event parachute excise taxes apply, Mr. Otte would receive an additional payment (a “gross-up payment”) in order to neutralize the impact of such excise taxes on Mr. Otte.

Pursuant to Mr. Etergino’s RSU agreement with the Company dated September 7, 2010, (i) all shares underlying his 205,000 share RSU award would vest upon the occurrence of a Change of Control (as defined in the 2007 Plan); (ii) in the event Mr. Etergino’s employment was terminated by the Company without Cause or by Mr. Etergino for Good Reason (as each such term is defined in the RSU agreement), then, subject to Mr. Etergino’s execution of a release, the RSU would become vested (including previously-vested shares) as to a number of shares equal to the sum of (a) 100,000 plus (b) the product of 100,000 multiplied by a fraction, the numerator of which is the lesser of 730 and the number of calendar days between September 8, 2011 and date of termination, and the denominator of which is 730; and (iii) in the event Mr. Etergino’s employment was terminated by reason of his death or Disability (as defined in the RSU agreement), the RSU would become vested (including previously-vested shares) as to the number of shares obtained by multiplying the full number of shares subject to the grant by a fraction, the numerator of which is the number of months he was employed by the Company and the denominator of which is twenty-four.  In the absence of such events, the RSUs would vest as to 10% of the shares underlying the grant on each of the first four anniversaries of the date of grant, and as to the balance on the fifth anniversary of the date of grant.

Mr. Etergino and the Company entered into a Severance Agreement dated September 7, 2010 (the “Etergino Severance Agreement”), which provided that in the event Mr. Etergino’s employment was terminated by the Company without Cause or by Mr. Etergino for Good Reason (as each such term is defined in the agreement), Mr. Etergino would receive, subject to his execution of a release, a general severance in the amount of the greater of (i) four weeks of base pay plus an amount equal to four weeks of base pay multiplied by a fraction, the numerator of which is the number of calendar days from and including Mr. Etergino’s 366th day of employment with the Company, and the denominator of which is 365, but not to exceed one year of base salary and (ii) the amount by which one year of his base salary exceeded the value of the RSUs that accelerated upon such termination under the September 7, 2010 RSU agreement.  In addition, the Etergino Severance Agreement provided that if a Change of Control (as defined in the agreement) occurred prior to November 30, 2011 and if within two years thereafter, Mr. Etergino’s employment was terminated by the Company without Cause or by Mr. Etergino for Good Reason (as such terms are defined in the agreement), Mr. Etergino would be paid (subject to his execution of a release and without duplication of the general severance described above) a sum equal to twelve months of his base salary.

Pursuant to Mr. Barton’s RSU agreement with the Company dated July 14, 2009, (i) all shares underlying his 175,000 share RSU award would vest upon the occurrence of a Change of Control (as defined in the 2007 Plan); (ii) in the event Mr. Barton’s employment was terminated by the Company without Cause or by Mr. Barton for Good Reason (as each such term is defined in the RSU agreement), then, subject to Mr. Barton’s execution of a release, the RSU would become vested (including previously-vested shares) as to a number of shares equal to the sum of (a) 87,500 plus (b) the product of 87,500 multiplied by a fraction, the numerator of which is the lesser of 730 and the number of calendar days between June 5, 2010 and date of termination, and the denominator of which is 730; and (iii) in the event Mr. Barton’s employment was terminated by reason of his death or Disability (as defined in the RSU agreement), the RSU would become vested (including previously-vested shares) as to the number of shares obtained by multiplying the full number of shares subject to the grant by a fraction, the numerator of which is the number of months he was employed by the Company after the grant and the denominator of which is twenty-four.  In the absence of such events, the RSUs would vest as to 10% of the shares underlying the grant on each of the first four anniversaries of the date of grant, and as to the balance on the fifth anniversary of the date of grant.

Mr. Barton and the Company entered into a Severance Agreement dated July 14, 2009 (the “Barton Severance Agreement”), which provided that in the event Mr. Barton’s employment was terminated by the Company without Cause or by Mr. Barton for Good Reason (as each such term is defined in the agreement), Mr. Barton would receive, subject to his execution of a release, a general severance in the amount of four weeks of base pay plus an amount equal to four weeks of base pay multiplied by a fraction, the numerator of which is the number of calendar days from and including Mr. Barton’s 366th day of employment with the Company, and the denominator of which is 365, but not to exceed one year of base salary.  In addition, the Barton Severance Agreement provided that if a Change of Control (as defined in the agreement) occurred prior to November 30, 2011 and if within two years thereafter, Mr. Barton’s employment was terminated by the Company without Cause or by Mr. Barton for Good Reason (as such terms are defined in the agreement), Mr. Barton would be paid (subject to his execution of a release and without duplication of the general severance described above) a sum equal to twelve months of his base salary.

Pursuant to Mr. Broitman’s RSU agreements with the Company dated July 1, 2009 and January 4, 2010, (i) the RSUs would vest upon the occurrence of a Change of Control (as defined in the 2007 Plan); and (ii) in the event Mr. Broitman’s employment was terminated by reason of his death or Disability (as defined in the RSU agreement), the RSUs would become vested (including previously-vested shares) as to the number of shares obtained by multiplying the full number of shares subject to the applicable grant by a fraction, the numerator of which is the number of months he was employed by the Company since the date of grant and the denominator of which is sixty.

The executives’ applicable agreements generally define “Cause” to include willful misconduct or gross negligence, willful and material dishonesty or misappropriation of Company funds, properties or other assets, unexcused repeated absence from work, unauthorized disclosure of confidential information materially harmful to the Company, conviction of a felony involving fraud, dishonesty or moral turpitude, violation of federal or state securities laws, or breach of the performance of job duties, which is not cured within 30 days after notice.  “Good Reason” generally is given the meaning ascribed to such term in Treasury Regulation Section 1.409A-1(n)(2)(ii).

A “Change of Control” under the 2007 Plan and the above-described severance agreements occurs upon (1) the acquisition of a majority of the voting power of the Company’s stock by a person, entity, or group (with certain exceptions); (2) the date on which a majority of the members of the Board are not “Current Directors” (which term is defined to mean the Company’s current directors and directors whose nomination or election was approved by a majority of the directors who at the time were “Current Directors”); (3) a merger or consolidation with another entity where the Company’s stockholders immediately prior to the merger or consolidation would no longer comprise a majority of the voting shares of the surviving corporation in substantially the same proportions as their prior ownership, or where the directors of the Company would not constitute a majority of the board of directors of the surviving corporation; (4) a sale of all or substantially all of the assets of the Company; or (5) approval by the stockholders of a plan of complete liquidation of the Company.

In order to receive severance payments and benefits, generally each executive is required to execute a release of claims and not violate his obligations in the applicable agreement to (i) keep information about the Company’s business confidential, (ii) refrain from making disparaging comments about the Company (and its directors, officers and employees) and for a period of two years following termination, not solicit or hire anyone who was employed by the Company during the term of the applicable agreement and not solicit any client or vendor of the Company to cease its relationship with the Company.  In addition, the applicable RSU and stock option agreements provide for forfeiture and claw-back in the event the grantee breaches any of the above restrictions or competes with the Company for a period of two years following termination.

The following tables set forth the amounts that would have been payable to our current named executive officers upon termination of employment under various circumstances or upon a change of control, in each case assuming such event took place on December 31, 2010 (and assuming that at such time, there was no accrued but unpaid salary, bonus or vacation with respect to the respective officer and disregarding amounts payable under the Company’s 401(k) plan).

Daryl Otte – Chief Executive Officer
Payment Trigger	Cash Severance ($)	Bonus ($)	Benefits ($)	Value of Accelerated Equity Awards ($)(1)	Excise Tax Gross-Up ($)(2)	Total ($)
With Cause or without Good Reason	—	—	—	—	—	—
Without Cause or for Good Reason	155,056	—	—	1,561,950	—	1,717,006
Change of Control	1,540,000	—	—	1,561,950	1,350,095	4,452,045
Termination after Change of Control	1,540,000	—	—	1,561,950	1,350,095	4,452,045
Death or Disability	—	—	—	1,179,394	—	1,179,394
     __________________
(1)	The value of RSUs is based on the Company’s stock price on December 31, 2010 at the close of the trading day as reported on Nasdaq, being $2.67 per common share.
(2)	Assumes an aggregate 45% income and employment tax rate and a 20% federal excise tax rate.

Thomas Etergino – Executive Vice President, Chief Financial Officer
Payment Trigger	Cash Severance ($)	Bonus ($)	Benefits ($)	Value of Accelerated Equity Awards ($)(1)	Total ($)
With Cause or without Good Reason	—	—	—	—	—
Without Cause or for Good Reason	25,000	—	—	267,000	292,000
Change of Control	—	—	—	534,000	534,000
Termination after Change of Control	325,000	—	—	534,000	859,000
Death or Disability	—	—	—	83,976	83,976
     __________________
(1)	The value of RSUs is based on the Company’s stock price on December 31, 2010 at the close of the trading day as reported on Nasdaq, being $2.67 per common share.

Gregory E. Barton – Executive Vice President, Business and Legal Affairs, General Counsel and Secretary
Payment Trigger	Cash Severance ($)	Bonus ($)	Benefits ($)	Value of Accelerated Equity Awards ($)(1)	Total ($)
With Cause or without Good Reason	—	—	—	—	—
Without Cause or for Good Reason	35,081	—	—	300,512	335,593
Change of Control	—	—	—	420,525	420,525
Termination after Change of Control	290,000	—	—	420,525	710,525
Death or Disability	—	—	—	294,920	294,920
     __________________
(1)	The value of RSUs is based on the Company’s stock price on December 31, 2010 at the close of the trading day as reported on Nasdaq, being $2.67 per common share.

Richard Broitman – Chief Accounting Officer
Payment Trigger	Cash Severance ($)(1)	Bonus ($)	Benefits ($)	Value of Accelerated Equity Awards ($)(2)	Total ($)
With Cause or without Good Reason	—	—	—	—	—
Without Cause or for Good Reason	168,573	—	—	—	168,573
Change of Control	—	—	—	120,745	120,745
Termination after Change of Control	168,573	—	—	120,745	289,318
Death or Disability	—	—	—	35,556	35,556
     __________________
(1)
Cash severance amount does not reflect a contractual entitlement to cash severance, but reflects payments that would have been made pursuant to the Company’s then-applicable non-binding severance policy for executives, which the Company may change (or eliminate) at its sole discretion, which provides for payments of four weeks of base pay for each year of service, with a maximum payment of fifty-two weeks of base pay .

(2)	The value of RSUs is based on the Company’s stock price on December 31, 2010 at the close of the trading day as reported on Nasdaq, being $2.67 per common share.

TRANSACTIONS WITH RELATED PERSONS

Employment Agreement with James J. Cramer

On April 9, 2008, the Company and James J. Cramer, in his capacity as an employee of the Company serving as a content contributor, entered into an employment agreement (the “Former Employment Agreement”), effective January 1, 2008.  The Former Employment Agreement provided that Mr. Cramer would, among other things, author articles for the Company’s advertising supported and paid publications including the Company’s Action Alerts PLUS subscription service and provide reasonable promotional and other services, subject to certain terms and conditions.  The term of the Former Employment Agreement expired on December 31, 2010.  The Former Employment Agreement provided that for his services thereunder, Mr. Cramer would receive, among other consideration, an annual salary of $1,300,000, $1,560,000 and $1,872,000, respectively, for the three successive years of the Former Employment Agreement and would be eligible to receive a target bonus of 75% of his annual base salary (to be not less than the annual bonus paid to any other executive, employee or independent contractor engaged by the Company for such period).  Mr. Cramer also received a signing bonus of $100,000 in April 2008 and a grant of 300,000 Restricted Stock Units (RSUs), to vest and become payable as to 60,000 shares on January 1 of 2009 through 2013, provided that Mr. Cramer remained an employee of the Company on such date, subject to accelerated vesting following a Change of Control (as defined in the Former Employment Agreement) and other terms and conditions.  The Former Employment Agreement was amended from time to time; the only such amendment in fiscal 2010 provided that Mr. Cramer deferred to July 1, 2010 the salary increase that was to have taken effect on January 1, 2010, and the Company granted Mr. Cramer 22,200 RSUs, to vest as to 7,400 shares on each of the first three anniversaries of the date of grant.

On December 10, 2010, the Company and Mr. Cramer entered into a new employment agreement (the “Current Employment Agreement”), effective January 1, 2011.  The Current Employment Agreement will expire December 31, 2013.  The Current Employment Agreement provides that Mr. Cramer will, among other things, author articles for the Company’s advertising supported and paid publications including the Company’s Action Alerts PLUS service and provide reasonable promotional and other services, subject to certain terms and conditions.  In addition, the Current Employment Agreement grants the Company a right to use Mr. Cramer’s name and likeness to promote the Company’s goods and services, subject to certain approval rights.  Pursuant to the Current Employment Agreement, Mr. Cramer will not receive a salary or bonus, but will receive a royalty based on the revenue derived from the Action Alerts PLUS subscription service.  In connection with the Current Employment Agreement, Mr. Cramer was granted 630,231 RSUs, which shall vest as to 210,077 RSUs on December 31 of each of 2011, 2012 and 2013, provided that Mr. Cramer remains an employee of the Company on such date, subject to accelerated vesting following a Change of Control (as defined in the Company’s 2007 Performance Incentive Plan (the “Plan”)) and other terms and conditions.

Pursuant to the Current Employment Agreement, Mr. Cramer will not render services in connection with, endorse or promote, in any media, any financial products or services, or engage in certain other activities; provided that, subject to certain restrictions, he may appear on cable and/or broadcast television network programs in a manner consistent with his current practice, permit the distribution via the Internet of his appearances in such television programs solely in their original long-form format and author books.  In the event Mr. Cramer’s employment is terminated by the Company for Cause or by him without Good Reason (as such terms are defined in the Current Employment Agreement), then subject to the above proviso, Mr. Cramer shall will not, author articles or columns for any digital financial publication that competes directly with the Company, without receiving the Company’s consent which shall not be unreasonably withheld.  In addition, until eighteen months after the termination of his employment, Mr. Cramer will not solicit for employment any person who was employed by the Company during the six months prior to such termination.

The Current Employment Agreement does not provide for any cash payment to be made to Mr. Cramer upon the occurrence of a change of control, and limits Mr. Cramer’s ability to terminate the Current Employment Agreement in the event of a Change of Control (as defined in the Plan) or sale of the Action Alerts PLUS subscription service to circumstances in which Mr. Cramer reasonably believes that the ongoing association of his name, likeness or content with the acquiror would materially damage his brand, reputation or relationship with the broadcast or cable television network then producing and/or televising “Mad Money” or any successor show.  By contrast, the Former Employment Agreement had provided that upon a Change of Control (as defined in the Former Employment Agreement), Mr. Cramer had the right to terminate the Former Employment Agreement and receive, subject to certain terms and conditions, a cash payment equal to slightly under three times his “base amount” (as defined in the Former Employment Agreement, which generally was similar to the definition in Section 280G of the Internal Revenue Code).

If certain payments to Mr. Cramer are determined to be a “parachute payment” as defined in Section 280G of the Internal Revenue Code (a “Parachute Payment”) and also to be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code (the “Excise Tax”), then Mr. Cramer will be entitled to an additional payment (a “gross-up payment”) in an amount such that the net amount of the gross-up payment retained by Mr. Cramer, after payment of certain income and employment taxes and Excise Taxes on the gross-up payment, will be equal to the Excise Tax imposed on the Parachute Payment; provided however that if the Parachute Payment does not exceed the point at which Excise Taxes apply by at least 10%, then no gross-up payment shall be made, and instead the Parachute Payment will be reduced to be the greatest amount that could be paid without giving rise to any Excise Tax.

The Current Employment Agreement contains indemnification provisions pursuant to which the Company has agreed to defend, indemnify and hold harmless Mr. Cramer, with certain exceptions, against, among other things, losses suffered in connection with the provision of his services under the Current Employment Agreement or the Former Employment Agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 15, 2011 (except as otherwise noted), the beneficial ownership of our common stock by (i) each person known by us to own beneficially more than 5% of our common stock, (ii) each of our current directors and nominees for director, (iii) each of the named executive officers as set forth in the Summary Compensation Table, and (iv) all of our current executive officers and directors as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(2)
Five Percent Stockholders
Technology Crossover Ventures(3)	5,051,346	13.7
James J. Cramer(4)	2,471,064	7.7
Columbia Wanger Asset Management, L.P.(5)	2,262,000	7.1
Martin Peretz(6)	1,971,413	6.2
Harvest Capital Strategies LLC(7)	1,880,086	5.9
Dimensional Fund Advisors LP(8)	1,790,480	5.6
Harvey Partners, LLC(9)	1,600,000	5.0

Directors and Executive Officers
Ronni Ballowe(10)	33,552	*
James J. Cramer(4)	2,471,064	7.7
William R. Gruver(11)	113,098	*
Derek Irwin(12)	49,356	*
Christopher Marshall(13)	0	*
Daryl Otte(14)	365,347	1.1
Martin Peretz(6)	1,971,413	6.2
Vivek Shah(15)	10,515	*
Thomas Etergino(16)	0	*
Gregory Barton(17)	17,500	*
Richard Broitman(18)	17,826	*
All current executive officers and directors as a group (11 persons)(19)	4,878,109	15.2
__________________
*	Represents beneficial ownership of less than 1%.

(1)
Except as otherwise indicated, the address for each stockholder is c/o TheStreet.com, Inc., 14 Wall Street, New York, New York  10005. Other addresses in the notes below are based on recent filings with the SEC.  With respect to the five percent stockholders, we have relied upon their beneficial ownership reports as filed with the SEC and internal Company records.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC.  Percentage ownership is based on a total of 31,918,893 common shares outstanding as of March 31, 2011, excluding treasury stock.  Shares of common stock over which the named person has rights to acquire voting or dispositive power within sixty days of March 15, 2011 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such rights but are not deemed outstanding for computing the percentage ownership of any other person.  Except as noted, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(3)
Consists of 37,321 shares of common stock, 3,856,942 shares of common stock immediately issuable upon conversion of 5,500 shares of Series B convertible preferred stock (representing beneficial ownership of 100% of the outstanding shares of such class of stock) and 1,157,083 shares issuable upon exercise of certain warrants to purchase common stock with an exercise price of $15.69 per share.  TCV VI, L.P. (“TCV VI”) is the record holder of 5,455.95 shares of Series B convertible preferred stock, convertible into 3,826,051 shares of common stock, and warrants to purchase 1,147,816 shares of common stock.  TCV Member Fund, L.P. (“Member Fund”) is the record holder of 44.05 shares of Series B convertible preferred stock, convertible into 30,800 shares of common stock and warrants to purchase 9,267 shares of common stock.  TCV VI Management, L.L.C. (“TCV VI Management”) is the record holder of 37,321 shares of common stock.  The total percentage of common stock outstanding for TCV VI and Member Fund is calculated on an as converted basis with the number of warrants and Series B preferred shares added to both the numerator and the denominator.  Does not include 46,220 shares underlying RSUs that are to vest after May 14, 2011, issued to Mr. Marshall which were assigned to funds affiliated with Technology Crossover Ventures.  The principal business address of Technology Crossover Ventures and each person or entity listed in this note is 528 Ramona Street, Palo Alto, California  94301.

(4)
Includes 1,793,216 shares owned directly by Mr. Cramer; 556,850 shares owned by Cramer Partners, L.L.C.; 117,628 shares issuable to Mr. Cramer upon exercise of options within 60 days of March 15, 2011; and 3,370 shares issuable to Mr. Cramer in connection with RSUs that vest within 60 days of March 15, 2011.  Does not include 799,514 shares underlying RSUs that are to vest after May 14, 2011.

(5)	The principal business address of Columbia Wanger Asset Management, L.P. is 227 West Monroe Street, Suite 3000, Chicago Illinois 60606.
(6)
Includes 326,657 shares owned directly by Dr. Peretz.  Also includes 1,644,756 shares held by investment funds as to which the Company believes Dr. Peretz has voting and dispositive power,  of which 29,889 shares were received as merger consideration from the Company in connection with a 2009 acquisition and are currently being held in escrow pending disbursement subject to post-closing adjustments. Dr. Peretz disclaims beneficial ownership of shares not held of record by him.

(7)
According to Harvest Capital Strategies LLC’s filing with the SEC on Schedule 13G dated February 10, 2011, Harvest Capital Strategies LLC acts as the investment advisor of one or more investment partnerships, pooled investment vehicles and/or one or more client accounts.  Harvest Capital Strategies LLC has been granted authority to dispose of and vote the securities held by it.  The principal business address of Harvest Capital Strategies LLC is 600 Montgomery Street, Suite 2000, San Francisco, California  94111.

(8)
According to Dimensional Fund Advisors LP’s filing with the SEC on Schedule 13G dated February 11, 2011, Dimensional Fund Advisors LP furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”).  In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds.  In its role as investment advisor, sub-adviser and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds.  However, all securities reported above are owned by the Funds.  Dimensional disclaims beneficial ownership of such securities.  The principal business address of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas  78746.

(9)
According to Harvey Partners, LLC’s filing with the SEC on Schedule 13G dated as of January 25, 2011, Harvey Partners LLC is the investment manager of certain investment funds that hold securities of the Company and as such, possesses the sole power to vote and the sole power to direct the disposition of such securities.  James Schwartz and Jeffrey Moskowitz, the Managing Members of Harvey Partners, LLC, share voting and investment power with respect to all securities beneficially owned by Harvey Partners, LLC.  The principal business address of Harvey Partners, LLC is 610 Fifth Avenue, Suite 311, New York, New York  10020.

(10)	Does not include 21,978 shares underlying RSUs that are to vest after May 14, 2011.
(11)	Consists of 92,298 shares owned directly by Mr. Gruver and 20,800 shares owned by Mr. Gruver’s spouse. Does not include 21,978 shares underlying RSUs that are to vest after May 14, 2011.
(12)	Does not include 21,978 shares underlying RSUs that are to vest after May 14, 2011.
(13)
RSUs granted to Mr. Marshall in connection with his service as a director of the Company were assigned to funds affiliated with Technology Crossover Ventures.  Mr. Marshall has no voting or dispositive power, or beneficial or pecuniary interest in, such RSUs or in the underlying shares of the Company’s stock.  See Note 3.

(14)
Consists of (i) 193,785 shares owned directly by Mr. Otte, of which 1,542 shares were received as merger consideration from the Company in connection with a 2009 acquisition and are currently being held in escrow pending disbursement subject to post-closing adjustments; and (ii) an aggregate of 171,562 shares owned by Montefiore Partners, L.P. or by Montefiore Partners (QP), L.P. (collectively, the “Funds”), of which 26,549 shares were received as merger consideration from the Company in connection with a 2009 acquisition and are currently being held in escrow pending disbursement subject to post-closing adjustments.  Mr. Otte disclaims beneficial ownership of the securities owned by the Funds.  Does not include 585,000 shares underlying RSUs that are to vest after May 14, 2011.

(15)	Does not include 21,978 shares underlying RSUs that are to vest after May 14, 2011.
(16)	Does not include 200,000 shares underlying RSUs that are to vest after May 14, 2011.
(17)	Does not include 157,500 shares underlying RSUs that are to vest after May 14, 2011.
(18)	Does not include 46,668 shares underlying RSUs that are to vest after May 14, 2011.
(19)
Includes 117,628 shares issuable to upon exercise of options within 60 days of March 15, 2011 and 3,370 shares issuable in connection with RSUs that vest within 60 days of March 15, 2011.  Does not include 1,982,113 shares underlying RSUs that are to vest after May 14, 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s outstanding common stock, to file initial reports of ownership and reports of changes in ownership of common stock with the SEC.  Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of such reports received by the Company with respect to fiscal 2010 and written representations from such reporting persons, the Company believes that all reports required to be filed under Section 16(a) have been timely filed by such persons, except that late Forms 4 were filed in 2010 related to a grant of RSUs to Mr. Broitman in January 2010 and the Company’s retention of shares to satisfy certain tax withholding obligations related to the vesting of RSUs held by Mr. Broitman on four dates in January, February and July 2010.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was enacted in 2010, requires that the Company include in this Proxy Statement an advisory stockholder vote on the compensation of the Company’s named executive officers as described in this Proxy Statement.  Because the vote is advisory, it is not binding on the Company, and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of the vote.  However, the Compensation Committee values the opinions expressed by the Company’s stockholders and will consider the outcome of the vote when making future decisions regarding the compensation of our named executive officers.

The Compensation Committee has overseen the development of the Company’s compensation program that is described in the Compensation Discussion and Analysis section of this Proxy Statement and in the tables and narrative in the Executive Compensation section.  The Company’s compensation program seeks to attract, motivate and retain talented executives who can enable the Company to build long-term value for its stockholders, and to reward executives for their efforts under clear and sensible guidelines.  The Company believes that its compensation programs fulfill that goal.

The Company requests that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described in this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosure accompanying the compensation tables.

The Board of Directors recommends that stockholders vote FOR approval of the Company’s executive compensation in this advisory vote.

PROPOSAL 5

ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPESNATION

The Dodd-Frank Act also requires that we include in this Proxy Statement an advisory stockholder vote on the frequency of future advisory stockholder votes on our executive compensation – asking stockholders to vote on whether such future advisory stockholder votes should be held every year, every two years, or every three years.  As with Proposal 4, this vote is advisory, and is not binding on the Company.  However, we value the opinions expressed by our stockholders and will consider the outcome of the vote when making future decisions regarding frequency of future advisory stockholder votes on executive compensation.

We believe that stockholders should have the opportunity to express their views on the Company’s compensation program every year.

Stockholders will be able to specify one of four choices for this proposal -- one year, two years, three years, or abstain.  Stockholders are not voting to approve or disapprove the Company’s recommendation.

The Board of Directors recommends that stockholders vote on Proposal 5 to hold future advisory stockholder votes on the Company’s executive compensation every ONE YEAR (as opposed to every two years or every three years).

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with rules promulgated under the Exchange Act, which in certain circumstances may call for the inclusion of qualifying proposals in the Company’s Proxy Statement.  For such proposals to be considered for inclusion in the Proxy Statement and proxy relating to the Company’s Annual Meeting of Stockholders in 2012, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Company no later than December 17, 2011.  Such proposals should be directed to TheStreet.com, Inc., Attention: Secretary, 14 Wall Street, New York, New York 10005.

Except in the case of proposals made in accordance with Rule 14a-8, the Company’s By-laws require that stockholders desiring to bring any business before the Company’s Annual Meeting of Stockholders in 2012 deliver written notice thereof to the Company no earlier than February 25, 2012 and no later than March 27, 2012, and comply with all other applicable requirements of the By-laws. However, in the event that the Annual Meeting of Stockholders in 2012 is called for a date that is more than thirty days before or after the anniversary date of the Annual Meeting of Stockholders in 2011, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the date on which notice of the date of the Annual Meeting of Stockholders in 2012 was mailed to stockholders or made public, whichever first occurs.  In order for a proposal made outside of the requirements of Rule 14a-8 to be “timely” within the meaning of Rule 14a-4(c), such proposal must be received by the Company in accordance with the time limits set forth in the foregoing advance-notice By-law provision.

The advance notice by stockholders must include the stockholder’s name and address; a description of the class and number of shares of capital stock of the Company owned beneficially or of record by the stockholder; a representation that the stockholder is a holder of record of the Company’s common stock entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the date of such meeting) and intends to appear in person or by proxy at such meeting to propose such business; a brief description of the proposed business and the reason for conducting such business at the annual meeting; and a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposed business and any material interest of such stockholder in the proposed business.  In the case of nominations for election to the Board, certain information regarding the nominee must also be provided.

OTHER MATTERS

The last date for timely filing stockholder proposals relating to the Annual Meeting under the Company’s By-laws was March 28, 2011.  As of the date of this Proxy Statement, the Board knows of no matters other than those described herein that will be presented for consideration at the Annual Meeting.  However, should any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy card to vote in accordance with their best judgment in the interests of the Company.

The Company’s Annual Report on Form 10-K with respect to the fiscal year ended December 31, 2010, which contains audited financial statements along with other information about the Company, is not incorporated in the Proxy Statement and is not to be deemed a part of the proxy soliciting material.

It is important that the proxies be returned promptly and that your shares be represented.  Stockholders are urged to mark, date, sign and promptly return the accompanying proxy card in the enclosed envelope or vote their shares by telephone or over the Internet.

By Order of the Board of Directors,

Gregory E. Barton
Secretary
New York, New York
April 14, 2011

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 26, 2011

The undersigned hereby appoints Daryl Otte and Gregory E. Barton, with power to act without the other and with full power of substitution and resubstitution, as Proxies to represent and to vote, as designated on the reverse side, all shares of Common Stock, $.01 par value, of TheStreet.com, Inc. (the “Company”) owned by the undersigned, at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 26, 2011, at 10:00 a.m. at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004, upon such business as may properly come before the Annual Meeting or any adjournment or postponement thereof, including the matters set forth on the reverse side.  You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations.  The Proxies cannot vote your shares unless you sign and return this card.  Unless a contrary direction is indicated this Proxy will be voted for all nominees, for Proposals 2, 3 and 4, as well as for a 1-year frequency of future advisory votes on executive compensation, as more specifically described in the Proxy Statement.  If specific instructions are indicated, this Proxy will be voted in accordance therewith.

(Continued and to be signed on reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

THESTREET.COM, INC.

May 26, 2011

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided

 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	The Board of Directors recommends that you vote FOR all nominees:		FOR ALL NOMINEES	FOR ALL EXCEPT (See instructions below)	WITHHOLD AUTHORITY FOR ALL NOMINEES

1.	Election of Class III Directors		☐	☐	☐

	Nominees:	m Ronni Ballowe
m Vivek Shah

INSTRUCTION: To withhold authority for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you with to withhold, as shown here: •

The Board of Directors recommends that you vote FOR proposals 2, 3 and 4 and “1 YR” on proposal 5:
				FOR	AGAINST	ABSTAIN
2.	Amend the Company’s Restated Certificate of Incorporation to change the Company’s name to “TheStreet, Inc.”			☐	☐	☐
				FOR	AGAINST	ABSTAIN
3.	Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011.			☐	☐	☐
				FOR	AGAINST	ABSTAIN
4.	Advisory vote on executive compensation.			☐	☐	☐
			3 YRS	2 YRS	1 YR	ABSTAIN
5.	Advisory vote on frequency of future advisory votes on executive compensation.		☐	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the adjacent address space.  Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:
Note:
Please sign exactly as your name(s) appear(s) hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.